Exhibit 10.44

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (the “Agreement”) is made and entered into as of the 15th day of September, 2010 (the “Contract Date”), by and between ECI WASHINGTON LLC, a Delaware limited liability company (“Seller”), and HUDSON PACIFIC PROPERTIES, L.P., a Maryland limited partnership (“Purchaser”).

RECITALS

A.    Seller is the owner of the Property (as such term is hereinafter defined).

B.    Seller desires to sell the Property to Purchaser, and Purchaser desires to purchase the Property from Seller, each upon and subject to the terms and conditions of this Agreement.

THEREFORE, in consideration of the terms and conditions contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.    PURCHASE AND SALE OF PROPERTY

Subject to the terms and conditions of this Agreement, Seller shall sell and convey and Purchaser shall purchase the following described property (all of which is hereinafter collectively referred to as the “Property”):

1.1    Land. That certain real property commonly known as 10950 Washington Boulevard in the City of Culver City, County of Los Angeles, State of California, which real property is legally described on Exhibit A attached hereto, together with all easements, covenants, rights, privileges, tenements, hereditaments and appurtenances thereunto now or hereafter belonging or appertaining thereto (collectively, the “Land”).

1.2    Improvements. All of the buildings, structures, fixtures and other improvements located on the Land and owned by Seller (collectively, the “Improvements”) (the Land and Improvements, collectively, are referred to as the “Premises”).

1.3    Tangible Personal Property. All furnishings, equipment and other tangible personal property owned by Seller that are necessary for the operation of the Premises and that are located on the Premises (the “Tangible Personal Property”), a list of which is set forth on Exhibit L attached hereto.

1.4    Leases and Contracts. All right, title and interest of Seller in and to the Leases and Contracts (as such terms are hereinafter defined).

1.5    Intangibles. All right, title and interest of Seller, if any, in and to any transferable warranties or guaranties issued in connection with the Improvements or Tangible Personal Property, and any other intangible personal property owned by Seller or in which Seller otherwise has an interest, and used exclusively in connection with the operation of the Property (collectively, the “Intangible Personal Property”), including, without limitation, to the extent assignable, all land use entitlements, development rights, licenses, permits, trademarks, water rights, oil, gas and mineral rights, authorizations and names.

2.    PURCHASE PRICE

The total consideration to be paid by Purchaser to Seller for the Property is Forty-Six Million Dollars ($46,000,000) (the “Purchase Price”), which shall be paid as follows:

2.1    Earnest Money. Within one (1) business day after the Contract Date, Purchaser shall deliver to First American Title Insurance Company, 901 Mariners Island Blvd., San Mateo CA 94404, Attention: Karen Matsunaga (“Title Company”) cash in the sum of One Million Dollars ($1,000,000) (the “Deposit”). Title Company shall invest the Deposit in an interest bearing savings account or short-term U.S. Treasury Bills or similar cash equivalent securities as Purchaser directs. Any and all interest earned on the Deposit shall be included as part of the “Deposit.” If Purchaser fails to timely deliver the Deposit to Title Company, such failure shall constitute a material default by Purchaser hereunder and in addition to Seller’s other remedies hereunder, Seller may terminate this Agreement by delivering written notice to Purchaser.

If the Closing (hereinafter defined) contemplated by this Agreement is completed, at Closing the Deposit shall be delivered by the Title Company to Seller as payment toward the Purchase Price. If the Closing does not occur, the Deposit shall be disbursed in accordance with the terms of this Agreement.

2.2    Non-Refundable Payment. On the Contract Date, as consideration for Seller’s agreement to enter into this Agreement and as a condition precedent to the effectiveness of this Agreement, Purchaser shall deliver directly to Seller, by wire transfer, immediately available funds in the amount of One Hundred Dollars ($100) (the “Non-Refundable Payment”). The Non-Refundable Payment shall be fully earned and retained by Seller immediately upon receipt and, notwithstanding any provisions of this Agreement to the contrary, the Non-Refundable Payment shall not be returned to Purchaser in any circumstance except if Closing fails to occur solely due to a material default by Seller under this Agreement. On the Closing Date, the amount of the Non-Refundable Payment, without interest, shall be applied to the Purchase Price. The Non-Refundable Payment shall not constitute a part of the Deposit. Purchaser acknowledges that Seller would not have entered into this Agreement had Purchaser not made the bargained for Non-Refundable Payment to Seller on the terms set forth in this Section 2.2.

2.3    Cash at Closing. At Closing, Purchaser shall pay to Seller the Purchase Price by federal funds wire transferred to Title Company and by assumption, subject to the provisions of Section 2.4 below, of the existing Promissory Note made by Seller in favor of Wachovia Bank, National Association, a national banking association (“Lender”), in the original principal amount of Thirty Million Dollars ($30,000,000), and currently secured by a first position lien on the Property (the “Existing Note”) which combination of wired funds and the outstanding principal balance of the Existing Note on the Closing Date shall equal, and not exceed, the Purchase Price, subject, however, to such adjustments as are required by this

Agreement and less the amount of the Non-Refundable Deposit and any Deposit held by Title Company (such amount, as adjusted, being referred to as the “Cash Balance”).

2.4    Financing. To finance a portion of the Purchase Price, Purchaser agrees to assume the Existing Note. Purchaser’s obligation to assume the Existing Note is subject to: (i) Purchaser’s being satisfied (in its sole discretion) with all documents evidencing or securing the Existing Note, including any amendments reasonably required to be made by Purchaser to the Loan Documents (the “Loan Documents”), (ii) the documents evidencing the assumption of the Existing Note not containing material obligations on the part of Purchaser that were not otherwise disclosed by the Loan Documents; and (iii) Lender consenting to the assumption of the Existing Note by Purchaser or its permitted assignee. It shall be a condition to the Closing that the preceding three conditions be fully satisfied by the Closing Date; provided, however that condition (i) above shall be deemed satisfied if Purchaser provides an Approval Notice pursuant to Section 5.2.1 below, and condition (ii) above shall be deemed satisfied if Purchaser does not provide a Termination Notice pursuant to Section 5.2.5 below. Purchaser acknowledges that the loan evidenced by the Existing Note is a so-called “conduit” loan serviced by a master servicer, and that the Loan Documents contain many conditions to Purchaser’s ability to assume the loan. Purchaser covenants to use commercially reasonable efforts to pursue the loan assumption and to provide Lender with any information, documents, estoppels or additional deliveries reasonably requested by Lender in connection therewith. Purchaser’s purchase is not otherwise conditioned on its obtaining acceptable financing from any source. Seller shall bring the Existing Note current and in good standing as of the Closing Date, including payment of all interest and any required impounds due as of that date. Purchaser, however, shall be responsible for payment of all Lender’s fees and costs and required deposits in connection with the assumption of the Existing Note by Purchaser; provided, however that at Closing Seller and Purchaser shall split equally the 25 basis point loan assumption fee. In addition to the foregoing, Seller’s obligation to complete the sale of the Property to Purchaser is expressly conditioned upon Seller obtaining, in its reasonable discretion, the release from obligations under the Loan Documents contemplated therein (including any contemplated release of any guarantor or indemnitor in connection therewith).

3.    OPERATION OF PROPERTY THROUGH CLOSING

From and after the date hereof until the Closing Date:

3.1    Operations. Seller shall manage, maintain and operate the Property in accordance with existing business practices and keep the Premises and the Tangible Personal Property in good condition and repair, ordinary wear and tear excepted, but in no event shall Seller be obligated to make any capital repairs, replacements or improvements.

3.2    Transfer. Seller shall not sell, mortgage, pledge, hypothecate or otherwise transfer or dispose of all or any part of the Property or any interest therein.

3.3    Leases. Without the prior written consent of Purchaser, which consent, prior to the expiration of the Inspection Period, shall not be unreasonably withheld or delayed, and which consent, after the expiration of the Inspection Period, shall be in Purchaser’s sole discretion, Seller shall neither enter into any new lease for space at the Property, nor terminate, modify, extend, amend or renew any existing Lease, except that (i) Seller may enter into any space lease in the ordinary course of business provided such space lease terminates on or prior to the Closing Date, (ii) Seller may modify, extend, amend or renew any existing Lease that is currently scheduled to terminate prior to the Closing Date, so long as after such modification, extension, amendment or renewal, the term of such Lease (including all available extensions) still expires on or before the Closing Date, (iii) Seller may terminate (X) any space lease entered into pursuant to (i) above, or (Y) any Lease described in (ii) above; and (iv) even if Purchaser disapproves, Seller may take any of the foregoing actions during the Inspection Period, provided Seller provides Purchaser notice thereof prior to expiration of the Inspection Period. If Purchaser does not respond in writing to Seller’s written request for approval or disapproval of any such action within three (3) business days after Purchaser’s receipt of Seller’s request, Purchaser shall be conclusively deemed to have approved of such action. Any new lease or Lease amendment which Seller is permitted to enter into hereunder and does enter into shall be deemed a “Lease” for purposes of this Agreement.

3.4    Contracts. Without the prior written consent of Purchaser, which consent, prior to the expiration of the Inspection Period, shall not be unreasonably withheld or delayed, and which consent, after the expiration of the Inspection Period, shall be in Purchaser’s sole discretion, Seller shall neither enter into any new, nor terminate, modify, extend, amend or renew any existing service, management, maintenance, repair, construction or other contract or agreement affecting the Property, except that (i) Seller may enter into any such contract or agreement in the ordinary course of business provided such contract or agreement terminates on or prior to the Closing Date or is terminable without penalty on not more than thirty (30) days written notice to the other party, (ii) Seller may modify, extend, amend or renew any existing Contract that is currently scheduled to terminate prior to the Closing Date, so long as after such modification, extension, amendment or renewal, the term of such Contract (including all available extensions) still expires on or before the Closing Date, (iii) Seller may terminate any Contract designated by Purchaser for termination pursuant to Section 3.6 below, (iv) Seller may terminate (A) any Contract entered into pursuant to (i) above, or (B) any other Contract if the other party thereto is in default thereunder; and (v) even if Purchaser disapproves, Seller may take any of the foregoing actions during the Inspection Period, provided Seller provides Purchaser notice thereof prior to expiration of the Inspection Period. If Purchaser does not respond in writing to Seller’s written request for approval or disapproval of any such action within three (3) business days after Purchaser’s receipt of Seller’s request, Purchaser shall be conclusively deemed to have approved of such action. Any new contract or contract amendment which Seller is permitted to enter into hereunder and does enter into shall be deemed a “Contract” for purposes of this Agreement.

3.5    General Rules. Notwithstanding Sections 3.3 and 3.4, provided Seller gives Purchaser prior written notice of the same, Seller may take any of the actions over which Purchaser otherwise would have approval rights to the extent such actions are required pursuant to the terms of a Lease, other agreement binding on Seller or the Property or applicable laws, ordinances, codes or regulations (for example, consent to a sublease or assignment in instances where such consent may not be unreasonably withheld, or a lease renewal pursuant to the exercise of an existing option right) without Purchaser’s consent; provided, however, that to the extent any of the economic terms of such mandatory agreements are discretionary and not explicit, such terms shall be subject to Purchaser’s prior written consent, which consent, prior to the expiration of the Inspection Period, will not be unreasonably withheld or delayed, and which consent, after the expiration of the Inspection Period, shall be in Purchaser’s sole discretion, except that even if Purchaser disapproves, Seller may agree to the terms during the Inspection Period, provided Seller provides Purchaser notice thereof prior to expiration of the Inspection Period.

3.6    Cancellation of Contracts. Seller shall deliver notice of cancellation of those Contracts which are designated by Purchaser in writing, prior to the expiration of the Inspection Period, for cancellation and which are cancelable by their respective terms without payment of any penalty or premium or forfeiture of any incentives or benefits previously received thereunder. Such cancellation of the Contracts so designated by Purchaser shall be effective upon the later to occur of (a) the Closing, or (b) the effective date of cancellation permitted under the terms of the respective Contract. The failure of Purchaser to designate any Contracts for cancellation shall be deemed to constitute Purchaser’s election to have no Contracts canceled by Seller. Notwithstanding the foregoing, Purchaser acknowledges that, because the timing of the Closing is uncertain and Seller needs to keep the Contracts in full force and effect to continue operating the Property until Closing, while Seller will use commercially reasonable efforts to cause the Contracts that Purchaser has designated for termination to terminate upon or as soon after Closing as reasonably possible, it shall not be a condition to Purchaser’s obligation to close the transaction contemplated hereby that any Contract which can be terminated upon not more than thirty (30) days prior written notice and without payment of any penalty or premium actually be terminated by the Closing. Notwithstanding the immediately preceding sentence, Seller shall be required to cause the termination of any brokerage agreements and property management agreements affecting the Property on or before the Closing, and such termination shall be a condition to Purchaser’s obligation to close the transaction contemplated hereby.

3.7    Lease Enforcement. Until the Closing, Seller shall have the right, but not the obligation, to enforce the rights and remedies of the landlord under any Lease, by summary proceedings or otherwise (but not including the right to remove any tenant or to terminate any Lease except as provided in Section 3.3 or 3.5 above), and to apply all or any portion of any security deposits then held by Seller toward any loss or damage incurred by Seller by reason of any defaults by tenants, and, except as otherwise provided in this Agreement, the exercise of any such rights or remedies shall not affect the obligations of Purchaser under this Agreement or entitle Purchaser to a reduction of the Purchase Price, provided that Seller agrees to notify Purchaser prior to taking any such action.

3.8    Insurance. Seller shall maintain in full force and effect its existing insurance coverages or substantially similar coverages.

3.9    Notices. From and after the Contract Date, Seller shall provide to Purchaser, promptly upon the receipt thereof, copies of all notices (as opposed to mere correspondence) received from any governmental or quasi-governmental agency, insurance company, tenant under any of the Leases or any other party to any agreement binding on Seller or the Property which will bind Purchaser, relating to or affecting the Property.

4.    STATUS OF TITLE TO PROPERTY

4.1    State of Title. At Closing, Seller shall convey the Property to Purchaser, subject to the matters which are, or are deemed to be, Permitted Exceptions pursuant to this Article 4 (the “Permitted Exceptions”).

4.2    Commitment for Title Insurance. If not delivered to Purchaser prior to the date of this Agreement, promptly after the date of this Agreement, Seller shall deliver to Purchaser any existing survey within Seller’s possession (the “Existing Survey”) and cause Title Company to issue a preliminary title report or title commitment (the “Title Commitment”) covering the Property, together with a copy of each recorded document referred to in the exceptions to title identified in the Title Commitment.

4.3    Survey. During the Inspection Period, Purchaser may, at Purchaser’s expense, employ a reputable surveyor or surveying firm, licensed by the state in which the Property is located, to update any Existing Survey or survey the Property and prepare and deliver to Purchaser, the Title Company and Seller a new ALTA survey thereof (the “Survey”).

4.4    Title Objections; Cure of Title Objections.

4.4.1.    Purchaser shall have until 5:00 p.m. (Pacific Standard Time), on the 12th business day following the Contract Date (the “Title Review Period”) to notify Seller, in writing, of such objections as Purchaser may have to anything contained in the Title Commitment or the Survey. Any item contained in the Title Commitment or any matter shown on the Survey to which Purchaser does not object during the Title Review Period shall be deemed a Permitted Exception. In the event Purchaser shall notify Seller of objections to title or to matters shown on the Survey prior to the expiration of the Title Review Period, Seller shall have the right, but not the obligation, to cure such objections; provided, however, that Seller shall be obligated to remove, at its cost, any liens on the Property securing loans to Seller (other than any liens evidenced by the Loan Documents) and any consensual liens or encumbrances agreed to by Seller on or after the Contract Date without Purchaser’s consent (collectively, “Seller Liens”). Within five (5) business days after receipt of Purchaser’s notice of objections, Seller shall notify Purchaser in writing whether Seller elects to cure such objections, and failure of Seller to provide any notice to Purchaser within such five (5) business day period shall be deemed Seller’s election not to attempt to cure any of Purchaser’s title objections. If Seller elects, or is deemed to have elected, not to cure any objection, Purchaser shall have two (2) business days from the receipt of Seller’s notice (or from the expiration of the five (5) business day period if no notice is given) either to (i) terminate this Agreement, in which case the Deposit shall be returned to Purchaser, or (ii) waive its objections and agree to purchase the Property subject to the items to which Purchaser had objected, which shall be deemed Permitted Exceptions, and failure of Purchaser to provide any notice to Seller within such two (2) business day period shall be deemed an election under (ii) above. Any cure that Seller has agreed to pursuant to this Section 4.4.1 or Section 4.4.2 below shall become a condition precedent to Closing in favor of Purchaser and Seller shall use commercially reasonable efforts to cure the same by the Closing Date. If such cure is not accomplished by the Closing Date, Purchaser shall have the following options: either to (i) terminate this Agreement, in which case the Deposit shall be returned to Purchaser, and recover Purchaser’s third party out-of-pocket costs and expenses in connection with the transaction contemplated by this Agreement up to a maximum of One Hundred Thousand Dollars ($100,000) (and Purchaser shall have no right to recover any additional amounts pursuant to Section 11.1 below), or (ii) waive its objections to the items that Seller did not cure and agree to purchase the Property subject to those items, which shall be deemed Permitted Exceptions.

4.4.2. If after the delivery of the Title Commitment the Title Company delivers an updated Title Commitment setting forth new exceptions for matters of record (but not any Survey matters) which were not included in the Title Commitment (the “Supplemental Commitment”), Purchaser shall have two (2) business days within which to deliver to Seller written notice of its approval or disapproval of such new title exceptions (the “Supplemental Commitment Notice”). If Purchaser fails to deliver a Supplemental Commitment Notice within the two (2) business day period, such new title exceptions or matters shall be deemed to be approved by Purchaser and shall constitute Permitted Exceptions. If Purchaser does deliver a Supplemental Commitment Notice disapproving of any of such new title exceptions, Seller shall have two (2) business days after receipt of the Supplemental Commitment Notice to notify Purchaser of Seller’s election either (i) to cure such disapproved items prior to the Closing, or (ii) not to cure all or any of such disapproved items. Seller’s failure to deliver such notice within such two (2) business day period shall be deemed Seller’s election not to cure any of such disapproved items, provided, however, that Seller shall be required to cure Seller Liens. If Seller does not agree (or is deemed not to have agreed) to cure all of such disapproved items within such two (2) business day period, Purchaser shall have the right, within two (2) business days, to either (A) terminate this Agreement by giving notice in writing to Seller, in which event the Deposit shall be returned to Purchaser, or (B) proceed to Closing in accordance with the terms hereof in which event such new exceptions shall be Permitted Exceptions, and failure of Purchaser to provide any notice to Seller within such two (2) business day period shall be deemed an election under (B) above.

4.5    Title Policy. Evidence of Title shall be the issuance by the Title Company at Closing of its standard CLTA Owner’s Policy of Title Insurance covering the Property, in the full amount of the Purchase Price, subject only to the Permitted Exceptions (the “Title Policy”). Notwithstanding anything contained herein to the contrary, the Property shall be conveyed subject to the following matters, which shall be deemed to be Permitted Exceptions:

(a)    the Leases and any new Leases entered into between the Contract Date and the Closing Date in accordance with the terms of this Agreement;

(b)    the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the Closing Date, subject to adjustment as herein provided;

(c)    local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property; and

(d)    all matters directly or indirectly caused by or arising through Purchaser.

5.    DUE DILIGENCE

5.1    Information.

5.1.1.    Provided Information. Seller has heretofore furnished Purchaser with the documents and information set forth in Exhibit K (collectively, together with any other documents hereinafter delivered or made available to Purchaser, the “Documents”). Purchaser acknowledges that many of the Documents were prepared by third parties other than Seller, and in some instances, may have been prepared prior to Seller’s ownership of the Property. Purchaser further acknowledges and agrees that, except as expressly set forth in Section 8.1, neither Seller nor any of Seller’s agents, employees, advisors, consultants or contractors has made any warranty or representation, or undertaken any independent investigation, regarding the truth, accuracy or completeness of any of the Documents or the source(s) thereof.

5.1.2.    Excluded Documents. Notwithstanding anything in this Section 5.1 or Section 5.2 to the contrary, Seller shall have no obligation to make available to Purchaser, and Purchaser shall have no right to inspect or make copies of, any of the Excluded Documents. As used herein, “Excluded Documents” shall mean any documents involving Seller’s financing or refinancing of the Property (other than the Loan Documents), any purchase and escrow agreements, due diligence materials and correspondence pertaining to Seller’s acquisition of the Property, any documents pertaining to the potential acquisition of the Property by any past or prospective purchasers, any third party purchase inquiries and correspondence, appraisals or economic evaluations of the Property, Seller’s organizational documents and records, any internal budgets, financial projections or reports prepared by Seller or its advisors, managers, attorneys, accountants or consultants, exclusively for Seller or any of its constituent partners or members and any other internal documents, and any documents or materials which are subject to the attorney/client privilege or which are the subject of a confidentiality obligation.

5.1.3.    No Disclosure. Purchaser acknowledges and agrees that the Documents are proprietary and confidential in nature and have been or will be made available to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property. Purchaser agrees not to disclose the Documents or any of the provisions, terms or conditions of the Documents, or any analyses, compilations, studies or other documents or records prepared by or on behalf of Purchaser from the Documents or otherwise with respect to the Property, or any other reports of Purchaser (collectively, the “Proprietary Information”), to any party outside of Purchaser’s organization except (a) as necessary to Purchaser’s attorneys, investors, employees, accountants and consultants or contractors engaged to investigate, inspect or analyze the Property (collectively, the “Permitted Outside Parties”), (b) to Title Company, or (c) as may be required by law or court order. Purchaser further agrees to notify all Permitted Outside Parties that the Proprietary Information is to be kept confidential and not disclosed to third parties and Purchaser agrees to use Purchaser’s commercially reasonable efforts to cause all Permitted Outside Parties to comply with the provisions of this Section 5.1.3. Without limiting the foregoing, Purchaser agrees not to use any of the Proprietary Information for any purpose other than to determine whether to proceed with the contemplated purchase or, if the Closing occurs, for the operation and ownership of the Property following the Closing. In permitting Purchaser and the Permitted Outside Parties to review the Documents to assist Purchaser, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either expressed or implied, have been offered, intended or created by Seller and any such claims are expressly rejected by Seller and waived by Purchaser.

5.1.4.    Return of Documents. At such time as this Agreement is terminated for any reason prior to Closing, if requested, Purchaser shall return to Seller all of the Documents delivered to Purchaser by or on behalf of Seller, and Purchaser shall destroy, and instruct all Permitted Outside Parties in writing to destroy, any and all copies Purchaser or the Permitted Outside Parties have made of the Documents.

5.1.5.    Access to Records. For a period of three (3) years subsequent to the Closing, Seller and Seller’s agents, employees, accountants and representatives shall have the right, at no cost or expense to Purchaser and upon reasonable prior notice and during business hours, to (a) access for tax and audit purposes, regulatory compliance, and cooperation with governmental investigations or legal proceedings to all instruments, documents, books and records delivered by Seller to Purchaser at or in connection with the Closing, and (b) make copies of such instruments, documents, books and records.

5.2    Inspection.

5.2.1.    Inspection Period. Purchaser shall have from the date hereof until 5:00 p.m. (Pacific Standard Time) on the thirtieth (30th) day following the Contract Date (the “Inspection Period”) within which to evaluate the Property. During the Inspection Period: (a) Purchaser and its agents, engineers, surveyors, appraisers, auditors and other representatives shall have the right to enter upon the Property to inspect, examine, survey, obtain engineering inspections, test, appraise, and otherwise do that which, in the opinion of Purchaser, is necessary to determine the suitability of the Property for the uses intended by Purchaser; and (b) Purchaser may conduct interviews with the tenants and any property manager (such interviews to be considered an “inspection” under Section 5.2.2). If Purchaser, in its sole discretion, desires to proceed with its acquisition of the Property, Purchaser shall deliver written notice to Seller (the “Approval Notice”), prior to the expiration of the Inspection Period, stating that it approves the Property and the Loan Documents, in which case the parties shall proceed to complete the Closing, subject to the terms and conditions of this Agreement. If Purchaser fails to deliver the Approval Notice prior to the expiration of the Inspection Period or if such Approval Notice seeks to modify any of the terms or provisions of this Agreement or conditionally approve the Property or Loan Documents, Purchaser will be deemed to have disapproved the Property and the Deposit shall be returned to Purchaser, this Agreement shall be null and void and neither party shall have any further rights or obligations under this Agreement, except for the indemnity obligations set forth below and those rights and obligations that expressly survive termination of this Agreement.

5.2.2.    Conduct of Inspection. Notwithstanding anything to the contrary contained herein: (a) Purchaser’s right of inspection pursuant to this Section 5.2 shall be subject to the rights of tenants under the Leases and other occupants and users of the Property; (b) no inspection shall be undertaken without reasonable prior notice (oral or written) to Seller of not less than forty-eight (48) hours; (c) Seller shall have the right to be present at any or all inspections; (d) all tenant interviews shall be scheduled and coordinated by and through Seller, and neither Purchaser nor its agents or representatives shall contact any tenants without the prior consent of Seller; (e) no entry, inspection or investigation of the Property shall (i) involve the taking of samples or other physically invasive procedures without the prior written consent of Seller, which consent may be withheld in Seller’s sole and absolute discretion; (ii) interfere with the operation, use and maintenance of the Property; (iii) involve the copying or taking of any of Seller’s books and records or other documents located at the Property; or (iv) damage any part of the Property or any personal property owned or held by Seller, any tenant or any third party; (f) Purchaser shall promptly pay when due the costs of all tests, investigations, studies and examinations done with regard to the Property by or on behalf of Purchaser; (g) Purchaser shall not permit any liens to attach to the Property by reason of the exercise of Purchaser’s rights hereunder; and (h) Purchaser shall, at its sole cost, fully repair any damage caused by its inspections, tests or studies at the Property and restore the Property to its condition before any of Purchaser’s inspections, tests or studies. To the maximum extent possible, Purchaser shall take steps to insure that its repairs do not interfere with any tenants’ or Seller’s operations at the Property. Purchaser’s obligation to repair and restore the Property shall survive termination of this Agreement for any cause.

5.2.3.    Insurance. The persons or entities performing Purchaser’s inspections shall be properly licensed and qualified and shall have obtained all appropriate permits for performing relevant tests on the Property and shall have delivered to Seller, prior to entering or performing any tests on the Property, evidence of proper and adequate insurance reasonably satisfactory to Seller, with at least One Million Dollars ($1,000,000.00) combined, single-limit, comprehensive general liability coverage, and naming Seller as an additional insured.

5.2.4.    Indemnity. Purchaser shall indemnify, protect, defend and hold harmless Seller and its employees and agents, and each of them, from and against any and all losses, claims, actions, injuries, damages and liabilities (including, without limitation, attorneys’ fees incurred in connection therewith) arising out of or resulting from Purchaser’s inspection of or entry on the Property as provided for in this Section 5.2; provided, however, that in no event shall Purchaser be liable for any damages, including without limitation any perceived loss of economic value in the Property, solely as a result of Purchaser’s mere discovery of any pre-existing conditions affecting the Property.

5.2.5.    Lender Consent Approval Period. Purchaser shall have until the later of the end of the Inspection Period or the date which is fifteen (15) business days following receipt from Lender of a draft of the consent, assumption, or similar agreement between Lender, Purchaser and such other parties as Lender’s form of agreement shall provide pursuant to which Purchaser shall assume the Existing Note (the “Lender Consent”) (and Purchaser shall promptly deliver a copy of same to Seller) to review and approve of the Lender Consent (the “Lender Consent Approval Period”), provided, however that Purchaser may only disapprove of the Lender Consent if it contains material obligations on the part of Purchaser that were not otherwise disclosed by the Loan Documents. If Purchaser delivers written notice to Seller of its disapproval of the Lender Consent (the “Termination Notice”) (which Termination Notice must specify the material obligations on the part of Purchaser contained in the Lender Consent that were not otherwise disclosed by the Loan Documents) prior to the expiration of the Lender Consent Approval Period, the Deposit shall be returned to Purchaser, this Agreement shall be null and void and neither party shall have any further rights or obligations under this Agreement, except for the indemnity obligations set forth in this Section 5 and those rights and obligations that expressly survive termination of this Agreement.

5.3    As-is. Purchaser acknowledges that it has inspected or will inspect the Property and, subject to Section 8.1 below, that it accepts same in its “AS IS” condition subject to use, ordinary wear and tear and natural deterioration. Purchaser further acknowledges that, except as expressly provided in this Agreement or in any Closing document Seller executes and delivers at Closing, neither Seller nor any agent or representative of Seller has made, and Seller is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information pertaining to the Property. Terms appearing below in all capitals that have been defined elsewhere in this Agreement shall have the meanings set forth in such definitions.

ACKNOWLEDGING THE PRIOR USE OF THE PROPERTY AND PURCHASER’S OPPORTUNITY TO INSPECT THE PROPERTY, PURCHASER AGREES, SUBJECT TO SECTION 8.1 BELOW, TO TAKE THE PROPERTY “AS IS” WITH ALL FAULTS AND CONDITIONS THEREON. ANY INFORMATION, REPORTS, STATEMENTS, DOCUMENTS OR RECORDS (“DISCLOSURES”) PROVIDED OR MADE TO PURCHASER OR ITS CONSTITUENTS BY SELLER, ITS AGENTS, REPRESENTATIVES OR EMPLOYEES CONCERNING THE PROPERTY SHALL NOT CONSTITUTE REPRESENTATIONS OR WARRANTIES. PURCHASER SHALL NOT RELY ON SUCH DISCLOSURES, BUT RATHER, PURCHASER SHALL RELY ONLY ON ITS OWN INSPECTION OF THE PROPERTY AND THE REPRESENTATIONS SET FORTH IN SECTION 8.1 BELOW. ACCORDINGLY, PURCHASER’S ELECTION TO COMPLETE THE PURCHASE OF THE PROPERTY AT THE END OF THE INSPECTION PERIOD PURSUANT TO THE PROVISIONS OF SECTION 5.2 (INSPECTION) ABOVE, SHALL, SUBJECT TO SECTION 8.1 BELOW, CONSTITUTE PURCHASER’S ACKNOWLEDGMENT AND AGREEMENT TO THE FOLLOWING: (i) PURCHASER HAS REVIEWED, EVALUATED AND VERIFIED THE DOCUMENTS AND HAS CONDUCTED ALL INSPECTIONS, INVESTIGATIONS, TESTS, ANALYSES, APPRAISALS AND EVALUATIONS OF THE PROPERTY (INCLUDING FOR TOXIC OR HAZARDOUS MATERIALS, SUBSTANCES OR WASTES (DEFINED AND REGULATED AS SUCH PURSUANT TO SECTIONS 25316 AND 25501 OF THE CALIFORNIA HEALTH & SAFETY CODE, THE RESOURCE CONSERVATION AND RECOVERY ACT, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OR ANY SIMILAR LAWS AND ALL REGULATIONS ISSUED THEREUNDER)) AS IT CONSIDERS NECESSARY OR APPROPRIATE TO SATISFY ITSELF FULLY WITH RESPECT TO THE CONDITION AND ACCEPTABILITY OF THE PROPERTY (ALL OF SUCH INSPECTIONS, INVESTIGATIONS AND REPORTS BEING HEREIN COLLECTIVELY CALLED THE “INVESTIGATIONS”); (ii) SELLER HAS PERMITTED PURCHASER ACCESS TO THE PROPERTY AND MADE AVAILABLE TO PURCHASER ALL OF THE DOCUMENTS, OTHER THAN THE EXCLUDED DOCUMENTS, SUFFICIENT FOR PURCHASER TO COMPLETE THE INVESTIGATIONS AND MAKE AN INFORMED DECISION TO PROCEED WITH THE PURCHASE OF THE PROPERTY PURSUANT TO THE TERMS OF THIS AGREEMENT; AND (iii) PURCHASER HAS COMPLETED ITS DUE DILIGENCE WITH RESPECT TO THE PROPERTY AND THE DOCUMENTS TO ITS SATISFACTION, IS THOROUGHLY FAMILIAR WITH THE PHYSICAL CONDITION OF THE PROPERTY, AND IS ACQUIRING THE PROPERTY BASED EXCLUSIVELY UPON ITS OWN INVESTIGATIONS AND INSPECTIONS OF THE PROPERTY AND THE DOCUMENTS. WITHOUT LIMITING THE GENERALITY OF

THE FOREGOING, PURCHASER SHALL FURTHER BE DEEMED TO HAVE ACKNOWLEDGED AND AGREED THAT (A) SELLER, BY MAKING AVAILABLE THE DOCUMENTS AND PERMITTING PURCHASER TO PERFORM THE INVESTIGATIONS, HAS FULLY COMPLIED WITH ALL DISCLOSURE REQUIREMENTS UNDER LOCAL, STATE AND FEDERAL LAWS, INCLUDING THE REQUIREMENTS OF SECTIONS 25359.7 AND 25915, ET SEQ., OF THE CALIFORNIA HEALTH & SAFETY CODE (COLLECTIVELY, THE “DISCLOSURE LAWS”), AND (B) PURCHASER’S RIGHTS AND REMEDIES WITH RESPECT TO THE PROPERTY SHALL BE LIMITED TO THE RIGHTS AND REMEDIES (INCLUDING ALL CONDITIONS AND LIMITATIONS PLACED THEREON) EXPRESSLY SET FORTH IN THIS AGREEMENT, AND PURCHASER HEREBY WAIVES ALL RIGHTS AND REMEDIES THAT MIGHT OTHERWISE BE AVAILABLE TO PURCHASER UNDER THE DISCLOSURE LAWS.

FURTHER, PURCHASER’S DELIVERY OF THE APPROVAL NOTICE PURSUANT TO THE PROVISIONS OF SECTION 5.2 (INSPECTION) ABOVE , SHALL CONSTITUTE PURCHASER’S ACKNOWLEDGMENT AND AGREEMENT TO THE PROVISIONS OF THIS SECTION 5.3 AND THAT, REGARDLESS OF THE CONTENT OF ANY OF THE DOCUMENTS, DISCLOSURES OR ANY STATEMENTS THAT SELLER, ITS AGENTS, EMPLOYEES, OFFICERS, CONTRACTORS, PARTNERS OR MEMBERS MAY HAVE MADE TO PURCHASER, ITS AGENTS, EMPLOYEES, OFFICERS, CONTRACTORS, PARTNERS OR MEMBERS, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, EXCEPT AS SET FORTH IN SECTION 8.1 HEREOF, OF, AS TO, CONCERNING OR WITH RESPECT TO: (1) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY; (2) THE INCOME TO BE DERIVED FROM THE PROPERTY; (3) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON; (4) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (5) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; OR (6) EXCEPT AS EXPRESSLY SET FORTH HEREIN, OR IN ANY CLOSING DOCUMENT SELLER EXECUTES AND DELIVERS AT CLOSING, ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, AND PURCHASER SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING TERMITES OR WASTES, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., OR ANY HAZARDOUS SUBSTANCE, AS DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980 (“CERCLA”), AS AMENDED, AND REGULATIONS PROMULGATED THEREUNDER. PURCHASER, ITS SUCCESSORS AND ASSIGNS, HEREBY WAIVE, RELEASE AND AGREE NOT TO MAKE ANY CLAIM OR BRING ANY COST RECOVERY ACTION OR CLAIM FOR CONTRIBUTION OR OTHER ACTION OR CLAIM AGAINST SELLER OR ITS RELATED ENTITIES, AND ITS AND THEIR MEMBERS, MANAGERS, PARTNERS, DIRECTORS, OFFICERS, SHAREHOLDERS,

TRUSTEES, BENEFICIARIES, AGENTS, EMPLOYEES, REPRESENTATIVES, SUCCESSORS, HEIRS AND ASSIGNS (COLLECTIVELY, “SELLER AND ITS AFFILIATES”) BASED ON, (x) ANY FEDERAL, STATE, OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, INCLUDING CERCLA OR ANY STATE EQUIVALENT, OR ANY SIMILAR LAW NOW EXISTING OR HEREAFTER ENACTED; (y) ANY DISCHARGE, DISPOSAL, RELEASE, OR ESCAPE OF ANY CHEMICAL, OR ANY MATERIAL WHATSOEVER, ON, AT, TO, OR FROM THE PROPERTY; OR (z) ANY ENVIRONMENTAL CONDITIONS WHATSOEVER ON, IN, UNDER, OR IN THE VICINITY OF THE PROPERTY. EXCEPT WITH RESPECT TO ANY CLAIMS ARISING OUT OF ANY POST-CLOSING PRORATIONS, BREACH OF COVENANTS, INDEMNITY OBLIGATIONS, REPRESENTATIONS OR WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT, CLAIMS UNDER SECTION 12.12 BELOW OR THIRD-PARTY TORT CLAIMS OF THE TYPE THAT WOULD TYPICALLY BE INSURED UNDER A COMMERCIAL GENERAL LIABILITY INSURANCE POLICY WHICH ARE BASED ON ACTIONS, FACTS OR CIRCUMSTANCES EXISTING OR OCCURRING DURING THE SELLER’S OWNERSHIP OF THE PROPERTY, PURCHASER, ON BEHALF OF ITSELF AND ITS PARTNERS, MEMBERS, MANAGERS, DIRECTORS, OFFICERS, SHAREHOLDERS, TRUSTEES, BENEFICIARIES, AGENTS, EMPLOYEES, REPRESENTATIVES, SUCCESSORS, HEIRS AND ASSIGNS HEREBY RELEASES, SELLER AND ITS AFFILIATES, FROM ANY AND ALL CLAIMS OF ANY KIND WHATSOEVER, KNOWN OR UNKNOWN, WITH RESPECT TO ANY ASPECT OF THE PROPERTY, INCLUDING THE FOREGOING MATTERS, AND SPECIFICALLY WAIVES WITH RESPECT TO ALL SUCH MATTERS THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, AND ANY COMPARABLE LAW APPLICABLE IN THE STATE WHERE THE PROPERTY IS LOCATED, REGARDING THE MATTERS COVERED BY A GENERAL RELEASE, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

PURCHASER AND SELLER REPRESENT AND ACKNOWLEDGE THAT THIS SECTION 5.3 WAS EXPLICITLY NEGOTIATED AND BARGAINED FOR AS A MATERIAL PART OF PURCHASER’S CONSIDERATION BEING PAID.

5.4    Survival. The provisions of this Section 5 shall survive the Closing or termination of this Agreement for any cause.

6.    CLOSING

6.1    Closing Date. The “Closing” of the transaction contemplated by this Agreement (that is, the payment of the Purchase Price, the transfer of title to the Property, and the satisfaction of all other terms and conditions of this Agreement, unless waived by the party to whose benefit any condition runs) shall occur at the offices of the Title Company (or at such other location as the parties may agree) on the later of the date that is (i) ten (10) days following the last day of the Inspection Period, and (ii) ten (10) days after receipt of written consent of Lender to the assumption of the Existing Note (as applicable, the “Closing Date”), or at such other time and place as Seller and Purchaser shall agree in writing; provided, however, the Closing shall occur no later than December 30, 2010 (the “Outside Closing Date”). If the date of Closing above provided for falls on a Saturday, Sunday or legal holiday, the Closing Date shall be the next business day. If the Closing has not occurred by the Outside Closing Date, due to no default of Purchaser, this Agreement shall terminate and be of no further force or effect and the Deposit and all interest accrued thereon shall be returned to Purchaser.

6.2    Closing Documents.

6.2.1.    Seller. Seller shall deliver into escrow at least one (1) business day prior to the Closing Date each of the following (duly executed by Seller, if applicable):

6.2.1.1. a grant deed, subject only to the Permitted Exceptions;

6.2.1.2. two duly executed counterparts of a bill of sale in the form of Exhibit C attached hereto;

6.2.1.3. a letter to each of the tenants under the Leases, in the form of Exhibit D attached hereto (and a letter to vendors under Contracts still in force and effect at the Closing);

6.2.1.4. any and all affidavits, undertakings, certificates or other documents customarily required by the Title Company in order to cause it to issue the Title Policy, subject to the reasonable approval of Seller and its counsel;

6.2.1.5. two counterparts of an Assignment of the Leases, in the form of Exhibit E attached hereto (the “Assignment of Leases”);

6.2.1.6. two counterparts of an Assignment of the Assumed Contracts in the form of Exhibit F attached hereto (the “Assignment of Contracts”);

6.2.1.7. two counterparts of an Assignment of the Intangible Personal Property, in the form of Exhibit G attached, hereto (the “Assignment of Intangibles”);

6.2.1.8. such documents as may be required by the Lender to permit Purchaser’s assumption of, and Seller’s release (to the extent contemplated in the Loan Documents) from, the Existing Note (in form reasonably acceptable to Seller, with Purchaser acknowledging that, without limitation, it will be reasonable for Seller to object to any documents imposing any financial obligation or liability on Seller);

6.2.1.9. all of the original Leases and Contracts (or if unavailable, copies thereof certified by Seller as true and complete), and any physical evidence of the Intangible Personal Property in Seller’s possession or control;

6.2.1.10. all original Tenant Estoppels (as defined in Section 9.1.4) received and/or provided by Seller pursuant to Section 9.1.4;

6.2.1.11. Seller’s affidavit stating, under penalty of perjury, Seller’s U.S. taxpayer identification number and that Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code (and any similar affidavit that may be required under state law);

6.2.1.12. assignments of all non-cash security deposits under the Leases;

6.2.1.13. all other documents reasonably and customarily required in order to complete the conveyance, transfer and assignment of the Property to Purchaser pursuant to the terms of this Agreement (including, without limitation, any transfer tax declarations, change of ownership forms or other similar instruments as may be required by law), provided that such documents are consistent with the terms of this Agreement, and do not increase Seller’s obligations hereunder or subject Seller to additional liability not otherwise contemplated by this Agreement;

6.2.1.14. updated rent roll (in the same form as the rent roll delivered as part of the Documents), together with a list of any tenant delinquencies and a list of any defaults under any Leases arising after the date of execution of the applicable Tenant Estoppel of which Seller has actual knowledge, all of which shall be delivered without any representation or warranty whatsoever; and

6.2.1.15. all keys in Seller’s possession relating to all entrance doors at the Property.

6.2.2.    Purchaser. Purchaser shall deliver into escrow at least one (1) business day prior to the Closing Date each of the following (duly executed by Purchaser, if applicable):

6.2.2.1. the Cash Balance;

6.2.2.2. two counterparts of the Assignment of Leases;

6.2.2.3. two counterparts of the Assignment of Contracts;

6.2.2.4. two counterparts of the Assignment of Intangibles;

6.2.2.5. such documents as may be required by the Lender to permit Purchaser’s assumption of, and Seller’s release (to the extent contemplated in the Loan Documents) from, the Existing Note (in materially the same form as approved by Purchaser pursuant to Section 5.2.5 above);

6.2.2.6. any and all affidavits, undertakings, certificates or other documents customarily required by the Title Company in order to cause it to issue the Title Policy, subject to the reasonable approval of Purchaser and its counsel; and

6.2.2.7. all other documents reasonably and customarily required in order to complete the conveyance, transfer and assignment of the Property to Purchaser pursuant to the terms of this Agreement (including, without limitation, any transfer tax declarations, change of ownership forms or other similar instruments as may be required by law), provided that such documents are consistent with the terms of this Agreement, and do not increase Purchaser’s obligations hereunder or subject Purchaser to additional liability not otherwise contemplated by this Agreement.

6.3    Credits and Prorations.

6.3.1.    Prorations. The following shall be apportioned with respect to the Property, based on the number of days Seller and Purchaser each own the Property in the month in which the Closing occurs, as of 12:01 a.m. on the Closing Date, as if Purchaser were vested with title to the Property during the entire day on the Closing Date:

6.3.1.1. all collected rents and other sums received under Leases, including prepaid rents and any other amounts prepaid under the Leases (“Rents”);

6.3.1.2. taxes and assessments (including personal property taxes on the Tangible Personal Property and rent taxes) levied against the Property;

6.3.1.3. pre-payments and accrued amounts due under any Contracts relating to the Property;

6.3.1.4. gas, electricity, water and other utility charges for which Seller is liable, if any; such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing (which Seller shall use reasonable efforts to cause to be read not more than two (2) business days prior to Closing) or, if unmetered, on the basis of a current bill for each such utility; and

6.3.1.5. all other expenses pertaining to the Property (other than insurance premiums which shall not be prorated).

6.3.2.    Method of Prorations. Notwithstanding anything contained in the foregoing provisions:

6.3.2.1. At Closing, (A) Seller shall credit to the account of Purchaser the amount of all security deposits (together with interest required to be paid thereon) held by Seller under Leases and not previously applied in accordance with the terms of the Leases; and (B) Purchaser shall credit to the account of Seller all refundable cash or other deposits posted with utility companies serving the Property which are duly assigned to Purchaser at Closing and Seller shall be entitled to recover from the utility companies any such deposits that are not so credited.

6.3.2.2. Purchaser and Seller agree to prorate real estate taxes and assessments for the period for which such taxes are assessed, regardless of when payable. Any taxes paid at or prior to Closing shall be prorated based upon the amounts actually paid. If taxes and assessments for the fiscal year in which Closing occurs have been determined but have not been paid before Closing, Seller shall be charged and Purchaser credited at Closing with an amount equal to that portion of such taxes and assessments which relates to the period before the

Closing Date and Purchaser shall pay the taxes and assessments prior to their becoming delinquent. If the actual taxes and assessments are not known at Closing, the proration shall be based upon the most recent assessed values and tax rates. To the extent that the actual taxes and assessments paid differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves within 30 days of the issuance of final tax bills.

6.3.2.3. With respect to Tenant Inducement Costs or leasing commissions relating to Leases, or any modification, amendment, restatement or renewal thereto, entered into after the date hereof in accordance with Section 3.3 or 3.5 (referred to as a “New Lease”), Seller and Purchaser agree that such costs and commissions shall be prorated over the term of any New Lease with Seller being responsible for a portion of such costs and commissions based on the ratio of base rent payments received by Seller through the Closing Date to the total base rent payable over the term of the particular New Lease. If, as of the Closing Date, Seller has paid any Tenant Inducement Costs or leasing commissions for which Purchaser is responsible pursuant to the forgoing provisions, Purchaser shall reimburse Seller therefor at Closing. If, as of the Closing Date, Seller shall not have paid any Tenant Inducement Costs or leasing commissions for which Seller is responsible, Purchaser shall receive a credit at Closing in such amounts. For purposes hereof, the term “Tenant Inducement Costs” shall mean any payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, tenant improvement costs, lease buyout costs, moving, design and refurbishment allowances. The term “Tenant Inducement Costs” shall not include legal fees or loss of income resulting from any free rental period; it being agreed that Seller shall bear the loss resulting from any free rental period until the date of Closing and that Purchaser shall bear such loss from and after the Closing Date.

6.3.2.4. Within fifteen (15) days after receipt of Rent by Seller or Purchaser after the Closing Date, the recipient shall deliver to the other party any portion of such Rent to which the other party is entitled (based on the understanding that all Rent received by Seller or Purchaser shall be applied first to then current Rents, and then to delinquent rents, in inverse order of maturity). At Closing, Seller shall deliver to Purchaser a schedule of all past due but uncollected Rent and other sums owed by tenants, and Purchaser shall include the amount of such Rent and other sums in the first bills thereafter submitted to the tenants in question after the Closing, and shall continue to do so for six (6) months thereafter. Seller retains the right to pursue tenants for payment of delinquent Rent; provided, however, that it shall not have any right to bring an action for unlawful detainer or eviction against any tenant.

6.3.2.5. Seller shall receive a credit at Closing for any impounds or other reserves held by Lender, for Seller’s account, with respect to the Loan Documents and retained by Lender after the Closing.

6.3.2.6. If the amount of any proration cannot be determined at the Closing, the adjustments will be made between the parties as soon after Closing as possible. For example, Purchaser acknowledges that most of the Leases are so called “full-service gross leases” or “modified gross leases” with Seller, as landlord under the Leases, collecting from tenants additional Rent to cover increases in items such as taxes, insurance, utilities, maintenance and other operating costs and expenses incurred by Seller (over an expense stop or base year as set forth in the Leases) in connection with the ownership, operation, maintenance and management of the Property. Because the collections are based on budgeted expenses (as opposed to actual) for the year in which Closing occurs, it is likely that there will need to be a post-Closing reconciliation after actual expenses for the year in which Closing occurs are finally determined.

6.3.2.7. Either party shall be entitled to a post-Closing adjustment for any incorrect proration or adjustment provided written notice thereof is given to the other party within one (1) year of Closing.

6.3.2.8. Seller reserves the right to meet with governmental officials and to contest any reassessment governing or affecting Seller’s obligations under this Section 6.3 with respect to the year of Closing and prior years, and the right to contest any assessment of the Property or any portion thereof and to attempt to obtain a refund for any taxes previously paid. Seller shall retain all rights with respect to any refund of taxes applicable to any period prior to the Closing Date, except to the extent any refunds applicable to the twelve (12) month period preceding the Closing Date are required to be paid to the tenants under the Leases at the Property. In the event that Seller receives a refund of taxes on account of the calendar year in which the Closing occurs, Seller shall promptly pay to Purchaser that portion of such refund allocable to the period from and after the Closing Date.

6.3.3.    Closing Costs. Seller shall pay (i) all county and city transfer taxes; (ii) the premium for a standard CLTA owner’s title insurance policy; (iii) one-half of all escrow fees; and (iv) all other costs and expenses allocated to Seller pursuant to this Agreement. Purchaser shall pay (i) the cost of the Title Policy above the amount Seller is obligated to pay, including the cost of any endorsements requested by Purchaser, and the premium for any policy of lender’s title insurance and additional endorsements required by Lender; (ii) all recording fees; (iii) one-half of all escrow fees; and (iv) all other costs and expenses allocated to Purchaser pursuant to this Agreement.

6.3.4.    Closing. Pursuant to Section 6.1 above, Title Company shall close the escrow for this transaction when it is in a position to issue the Title Policy and has received from Seller and Purchaser the items required of each in Sections 6.2.1 and 6.2.2 above. Title Company shall close escrow by doing the following:

6.3.4.1. Recording the grant deed in the Official Records of Los Angeles County;

6.3.4.2. Delivering to Purchaser the Title Policy, the original documents and items listed in Section 6.2.1 above, and a closing statement for the escrow consistent with this Agreement and signed by Purchaser and Seller (the “Closing Statement”), and any refund due Purchaser; and

6.3.4.3. Delivering to Seller the amount due Seller as shown on the Closing Statement, the original documents listed in Section 6.2.2 above, and a signed original of Seller’s Closing Statement.

6.3.5.    Survival. The obligations under this Section 6.3 shall survive Closing and delivery of the deed to Purchaser.

6.3.6.    Possession. Upon Closing, Seller shall deliver to Purchaser possession of the Property, subject to such matters as are permitted by or pursuant to this Agreement.

7.    CASUALTY LOSS AND CONDEMNATION

If, prior to Closing, the Property or any part thereof shall (i) be condemned or transferred in lieu of condemnation, (ii) become the subject of pending or threatened condemnation proceedings, or (iii) be destroyed or damaged by fire or other casualty, then Seller shall so notify Purchaser in writing, and:

7.1    Material Event. If such event (a) would result in costs to restore in excess of $500,000 or (b) would result in any (i) loss of access to the Property which causes the Property to fail to comply with applicable laws or codes, or (ii) material and adverse loss of parking at the Property, or (c) would entitle tenants occupying 15% or more of the rentable square feet of the Improvements to terminate their Leases (any such event, a “Material Event”) then Purchaser shall have the option either to (i) terminate this Agreement (by written notice given to Seller within twenty (20) days of receipt of notice of the applicable event) or (ii) consummate the transaction contemplated by this Agreement notwithstanding such condemnation, destruction or damage. If Purchaser elects to consummate the transaction contemplated by this Agreement, Purchaser shall be entitled to receive the condemnation proceeds or settle the loss under all policies of insurance applicable to the destruction or damage and receive the proceeds of insurance applicable thereto, and Seller shall credit Purchaser for the lesser of the cost to repair the damage or destruction or the amount of all deductibles under any insurance policies and further shall execute and deliver to Purchaser all required proofs of loss, assignments of claims and other similar items. If Purchaser elects to terminate this Agreement, the Deposit shall be returned to Purchaser by the Title Company, in which event this Agreement shall, without further action of the parties, become null and void and neither party shall have any rights or obligations under this Agreement, except for those that expressly survive termination of this Agreement; and

7.2    Non-material Event. If such event is not a Material Event, Purchaser shall be required to close, but shall be entitled to receive the condemnation proceeds or settle the loss under all policies of insurance applicable to the destruction or damage and receive the proceeds of insurance applicable thereto, and Seller shall credit Purchaser for the lesser of the cost to repair the damage or destruction or the amount of all deductibles under any insurance policies and further shall execute and deliver to Purchaser all required proofs of loss, assignments of claims and other similar items.

8.    REPRESENTATIONS AND WARRANTIES

8.1    Except as set forth on Exhibit J attached hereto, Seller hereby makes the following representations and warranties to Purchaser, which representations and warranties shall survive the Closing for a period of nine (9) months (it being understood that so long as

Purchaser has (a) notified Seller in writing of the alleged breach of any such representation or warranty within such nine (9) month period, and (b) actually filed a lawsuit specifically alleging breach of any such representation or warranty within three (3) months following said nine (9) month period, any claim arising therefrom shall survive said nine (9) month period until the filing of said lawsuit (or the end of the three (3) month period if no lawsuit is filed) and throughout the pendency of said lawsuit) and all of which (i) are material and are being relied upon by Purchaser, and (ii) are true, complete and accurate, in all material respects, as of the date hereof and shall be true, complete and accurate, as modified by any Pre-Closing Disclosures (defined below) and in all material respects, at the Closing Date.

8.1.1.    Authority, etc. Seller is a limited liability company, duly formed and validly existing under the laws of the State of Delaware and is in good standing under the laws of the State of Delaware, and has full power and lawful authority under Seller’s organizational documents to enter into and carry out the terms and provisions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement. All actions necessary to confer such power and authority upon the persons executing this Agreement (and all documents which are contemplated by this Agreement to be executed on behalf of Seller) have been taken. Seller’s execution, delivery and performance of this Agreement will not result in any violation of, or default under, or require any notice or consent under, any of Seller’s organizational documents, any other agreement to which Seller is a party or any law, judgment or order applicable to Seller.

8.1.2.    Leases. To Seller’s Knowledge, the rent roll provided to Seller as part of the Documents does not contain material errors. All of the leases, licenses and occupancy agreements (as the same may be amended) affecting the Property and all amendments and guarantees thereof (collectively, “Leases”) are listed on Exhibit H attached hereto, and such list of Leases is true, correct and complete. Seller has not given to, and to Seller’s Knowledge has not received from, any tenant any written notice of default; provided, however, that to the extent any tenant returns a Tenant Estoppel as provided in Section 9.1.4 (without modification of the portions of the Tenant Estoppel addressing the subject of the representations contained in this sentence), the foregoing representation and warranty, as it relates to such tenant and its Lease, shall immediately expire.

8.1.3.    Contracts. All of the service, management, maintenance, repair, parking, construction, and other contracts relating to the ownership and operation of the Property, other than Leases and brokerage agreements, are listed on Exhibit I attached hereto (the “Contracts”), and such list of Contracts is true, correct and complete. Seller has not given to, or to Seller’s Knowledge, received from, any other party to a Contract any written notice of default.

8.1.4.    Foreign Person. Seller is not a “foreign person” as defined in Internal Revenue Code Section 1445 and any related regulations. At the Closing, Purchaser will have no duty to collect withholding taxes for Seller pursuant to the Foreign Investment in U.S. Real Property Tax Act of 1980, as amended.

8.1.5.    Bankruptcy. Seller has not (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets; or (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets.

8.1.6.    Litigation. Seller has not been served with any litigation which is still pending against the Seller with respect to its ownership or operation of the Property and there are no filed condemnation proceedings affecting any portion of the Property. To Seller’s Knowledge, there are no threatened litigation or condemnation proceedings affecting the Property.

8.1.7.    Violations. Seller has not received from any governmental authority written notice of any currently existing violation of any statute, ordinance, rule, regulation or order applicable to the Property, or any part thereof (including with respect to any hazardous materials). The term violation as used in the foregoing sentence shall include only matters for which there is an actual current obligation to correct pursuant to any applicable laws and regulations, and shall not include noncompliance matters that do not need to be corrected (for example, non-conforming matters that are “grandfathered” and non-compliance matters that do not need to be corrected until certain events occur).

8.1.8.    Commissions; Tenant Improvement Expenses. There are no outstanding brokerage commissions or tenant improvement expenses due and owing by Seller under any of the Leases, except as disclosed to Purchaser in writing.

8.1.9.    Seller is not now nor shall it be at any time until Closing an individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity (collectively, a “Person”) with whom a United States citizen, entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories (collectively, a “U.S. Person”), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC (“Specially Designated Nationals and Blocked Persons”) or otherwise.

8.1.10.    Neither Seller nor any Person who owns a direct interest in Seller (collectively, a “Seller Party”) is now nor shall be at any time until Closing a Person with whom a U.S. Person, including a United States Financial Institution as defined in 31 U.S.C. 5312, as periodically amended (“Financial Institution”), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.

8.1.11.    Neither Seller nor any Seller Party, nor any Person providing funds to Seller (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti Money Laundering Laws; (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws (as defined herein); or (iii) has had any of its funds seized or forfeited in any action under any Anti Money Laundering Laws. The term “Anti-Money Laundering Laws” shall mean laws, regulations and sanctions, state and federal, criminal and civil, that (1) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (2) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (3) require identification and documentation of the parties with whom a Financial Institution conducts business; or (4) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the “Patriot Act”), the Bank Secrecy Act, 31 U.S.C. Section 5311 et. seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et. seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.

8.1.12.    Definition of Knowledge. When used in this Agreement, the terms “Seller’s Knowledge” and “Knowledge” shall mean and be limited to the actual (and not constructive) current knowledge, without duty of inquiry or investigation, of Liz Parker and Jennifer Porter who Seller represents are Seller’s employees or representatives with the most knowledge regarding the management and operation of the Property.

8.2    Pre-Closing Disclosure. As of Closing, Seller shall be deemed to remake and restate the representations set forth in Section 8.1, except that the representations shall be updated by delivering written notice to Purchaser in order to reflect any fact, matter or circumstance in Seller’s Knowledge that would make any of Seller’s representations or warranties contained herein materially untrue, incomplete or incorrect (any such disclosure being referred to as a “Pre-Closing Disclosure”). Purchaser acknowledges that Seller shall have no liability, obligation or responsibility, and shall not be in default under this Agreement, with respect to any representation or warranty which was true and accurate when made by Seller upon the execution and delivery of this Agreement and which subsequently becomes untrue or inaccurate for any reason which is not a breach or default by Seller of the covenants made by Seller in this Agreement (e.g., an untruth or inaccuracy due to the passage of time, litigation initiated against Seller by a third party, events occurring or Knowledge acquired by Seller after the Contract Date, etc.). Seller shall not be liable to Purchaser for a breach of any of the representations and warranties set forth in this Agreement if, and to the extent that, Purchaser has knowledge of such breach at Closing (and Purchaser shall be deemed to have knowledge of the existence of all of the Documents and the contents thereof to the extent delivered or made available to Purchaser prior to the expiration of the Inspection Period), whether due to a Pre-Closing Disclosure or otherwise (unless the representation was untrue when originally made or became untrue due to a breach or default by Seller hereunder (a “Seller Default Breach”), in which case Purchaser’s remedies shall be governed by Section 11.1 below, or, if Purchaser obtained knowledge of a Seller Default Breach after expiration of the Inspection Period, then

Purchaser shall have the right to close the transaction contemplated by this Agreement and proceed against Seller pursuant to Section 12.17). Purchaser’s sole remedy for any such Pre-Closing Disclosure and for any breach of which it has knowledge (as qualified by the preceding sentence) shall be to terminate this Agreement prior to Closing, whereupon the Deposit shall be returned to Purchaser and the parties shall have no further obligation or liability hereunder, except for those that expressly survive termination of this Agreement, failing which, Purchaser shall be deemed to have accepted all Pre-Closing Disclosures and waived any breach of Seller’s representations and warranties of which Purchaser has knowledge. For purposes of this Section 8.2 and Section 9.1.1 below, the terms “materially” and “material” shall mean for matters quantifiable in terms of money, an amount in excess of $50,000 and for all other matters, disclosures or breaches that would prompt a commercially reasonable buyer to request a reduction in excess of $50,000 in the Purchase Price. Notwithstanding anything to the contrary contained herein, Purchaser shall have no right to terminate this Agreement by reason of any untruth or inaccuracy in Seller’s representations and warranties which is caused by an action which Seller is authorized or permitted to take under this Agreement. The provisions of this Section 8.2 shall survive the Closing or termination of this Agreement for any cause.

8.3    Purchaser’s Representations and Warranties. Purchaser hereby makes the following representations and warranties to Seller, which representations and warranties shall survive the Closing and all of which (i) are material and are being relied upon by Seller, and (ii) are true, complete and accurate, in all material respects, as of the date hereof and shall be true, complete and accurate, in all material respects, as of the Closing Date:

8.3.1.    Authority, etc. Purchaser is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Maryland and is in good standing as a foreign limited partnership under the laws of the State of California, and has full power and lawful authority under Purchaser’s organizational documents to enter into and carry out the terms and provisions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement. All actions necessary to confer such power and authority upon the persons executing this Agreement (and all documents which are contemplated by this Agreement to be executed on behalf of Purchaser) have been taken. Purchaser’s execution, delivery and performance of this Agreement will not result in any violation of, or default under, or require any notice or consent under, any of Purchaser’s organizational documents, any other agreement to which Purchaser is a party or any law, judgment or order applicable to Purchaser.

8.3.2.    Bankruptcy. Purchaser has not (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets; or (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets.

8.3.3.    Assignment. If Purchaser assigns its rights under this Agreement pursuant to the terms of Section 12.1 below, such permitted assignee shall be required and deemed to have made all of the foregoing representations and warranties as of the date of assignment and the Closing Date, modified to apply to the assignee, including its form of enterprise and state of formation. All of such assignee’s representations and warranties shall survive the Closing.

9.    CONDITIONS PRECEDENT

9.1    Purchaser’s Conditions Precedent. The obligations of Purchaser under this Agreement are contingent upon any one or more of the following, the failure of any of which shall, upon written notice by Purchaser to Seller, render this Agreement null and void, except for Purchaser’s right to receive return of the Deposit and except for those rights and obligations that expressly survive termination of this Agreement; provided, however, that, notwithstanding the foregoing to the contrary, if such failure of the condition constitutes a default on the part of Seller under any other provision of this Agreement, Purchaser shall have all of its rights and remedies set forth in Section 11.1 hereof. Purchaser shall not willfully or in bad faith act or fail to act for the purpose of permitting any of its conditions precedent to fail. Notwithstanding the foregoing (except as provided in Section 8.2 above), Purchaser’s election to proceed with the Closing and deliver the Cash Balance shall be deemed Purchaser’s waiver of all of its conditions precedent to the extent any of such have not been previously satisfied or waived.

9.1.1.    Representations. Each and every representation and warranty of Seller set forth in Section 8.1 above shall be materially true, complete and correct as of the Closing Date, as modified by any Pre-Closing Disclosures. Notwithstanding the foregoing, if Seller makes any material Pre-Closing Disclosure to Purchaser, Purchaser shall have the right to terminate this Agreement by delivering written notice thereof to Seller on or before the fifth (5th) business day after Purchaser receives written notice of such Pre-Closing Disclosure (and if such day is after the scheduled Closing Date, Closing shall be extended accordingly). If Purchaser does not terminate this Agreement pursuant to its rights under this Section 9.1.1, then except as provided in Section 8.2 above, such representations and warranties shall be deemed modified to conform them to the Pre-Closing Disclosure.

9.1.2.    Title Policy. The Title Company shall be irrevocably committed to issue the Title Policy upon Closing in accordance with Section 4.5 hereof.

9.1.3.    No Default. Seller shall not be in default under any of its material obligations hereunder.

9.1.4.    Tenant Estoppels. On or before the Closing Date, Purchaser shall have received estoppel certificates (the “Tenant Estoppels”), dated not more than forty-five (45) days prior to the Closing Date, from the following tenants: NFL Enterprises, LLC; SDI Media USA; and All 3 Media Ltd./Studio Lambert. The Tenant Estoppels shall be substantially in the Form of Exhibit B attached hereto; provided, however, if any applicable Lease limits the information required to be certified by the tenant, then a Tenant Estoppel setting forth only such required information shall be deemed acceptable.

9.1.5.    Loan Assumption. Satisfaction of all conditions in Section 2.4 above.

9.1.6.    NFL Bankruptcy. NFL Enterprises has not (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors that has not been dismissed; (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets; or (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets.

9.2    Seller’s Conditions Precedent. The obligations of Seller under this Agreement are contingent upon any one or more of the following, the failure of any of which shall, upon written notice by Seller to Purchaser, render this Agreement null and void, except for Seller’s right to receive the Deposit pursuant to Section 11.2 and except for those rights and obligations that expressly survive termination of this Agreement.

9.2.1.    No Default. Purchaser shall not be in default under any of its material obligations hereunder.

9.2.2.    Representations. Each and every representation and warranty of Purchaser set forth in Section 8.3 above shall be materially true, complete and correct as of the Closing.

9.2.3.    Loan Assumption. Satisfaction of all conditions in Section 2.4 above.

10.    BROKERAGE

Neither party has had any contact or dealings regarding the Property, through any licensed real estate broker or other persons who can claim a right to a commission or finder’s fee in connection with this transaction. In the event that any other party claims a commission or finder’s fee in this transaction, the party through whom the party makes its claim shall be responsible for said commission or fee and shall indemnify the other against all costs and expenses (including reasonable attorneys’ fees) incurred in defending against the same. This indemnification obligation shall survive the Closing or termination of this Agreement for any cause.

11.    DEFAULTS AND REMEDIES

11.1    Seller Default. Notwithstanding anything to the contrary contained in this Agreement, if Seller fails to perform in accordance with the terms of this Agreement prior to Closing and the Closing does not occur, then Purchaser may, as its sole and exclusive remedy hereunder and at Purchaser’s option, either (a) terminate this Agreement, in which event the Deposit shall be returned to Purchaser and Purchaser shall be reimbursed for third party out-of-pocket expenses incurred by Purchaser in connection with the transaction contemplated by this Agreement up to a maximum of One Hundred Thousand Dollars ($100,000), this Agreement shall be null and void, and neither party shall have any rights or obligations under this Agreement, except for those that expressly survive termination of this Agreement, or (b) provided an action is filed within forty-five (45) days after the scheduled Closing Date, seek specific performance of this Agreement, but not any damages (whether actual, direct, indirect, consequential, compensatory, punitive or otherwise). Purchaser’s failure to seek specific performance as aforesaid shall constitute its election to proceed under clause (a) above. If specific performance of Seller’s obligation to convey the Property is not available to Purchaser due to an intentional act of Seller (i.e., Seller has sold the Property to another party), or if, upon the exercise of its right to specific performance, Purchaser would not receive substantially the benefit of its bargain due to an intentional act of Seller (i.e., the condition of the Property or the condition of title to the Property has materially changed directly due to an intentional act of Seller), then in either such case, in addition to terminating this Agreement, Purchaser may seek damages in an amount not in excess of One Million Dollars ($1,000,000).

11.2    Purchaser Default. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IF THE CLOSING FAILS TO OCCUR DUE TO PURCHASER’S DEFAULT UNDER THE TERMS OF THIS AGREEMENT, THE DEPOSIT SHALL BE PAID TO SELLER AS LIQUIDATED DAMAGES (WHICH SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY AGAINST PURCHASER FOR PURCHASER’S FAILURE TO PURCHASE THE PROPERTY), AT WHICH TIME THIS AGREEMENT SHALL BE NULL AND VOID AND NEITHER PARTY SHALL HAVE ANY RIGHTS OR OBLIGATIONS UNDER THIS AGREEMENT EXCEPT FOR THOSE THAT EXPRESSLY SURVIVE TERMINATION OF THIS AGREEMENT. SELLER AND PURCHASER ACKNOWLEDGE AND AGREE THAT (1) THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF AND BEARS A REASONABLE RELATIONSHIP TO THE DAMAGES THAT WOULD BE SUFFERED AND COSTS INCURRED BY SELLER AS A RESULT OF HAVING WITHDRAWN THE PROPERTY FROM SALE AND THE FAILURE OF CLOSING TO HAVE OCCURRED DUE TO A DEFAULT OF PURCHASER UNDER THIS AGREEMENT; (2) THE ACTUAL DAMAGES SUFFERED AND COSTS INCURRED BY SELLER AS A RESULT OF SUCH WITHDRAWAL AND FAILURE TO CLOSE DUE TO A DEFAULT OF PURCHASER UNDER THIS AGREEMENT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO DETERMINE; (3) PURCHASER SEEKS TO LIMIT ITS LIABILITY UNDER THIS AGREEMENT TO THE AMOUNT OF THE DEPOSIT IN THE EVENT THIS AGREEMENT IS TERMINATED AND THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT DOES NOT CLOSE DUE TO A DEFAULT OF PURCHASER UNDER THIS AGREEMENT; AND (4) THE AMOUNT OF THE DEPOSIT SHALL BE AND CONSTITUTE REASONABLE AND VALID LIQUIDATED DAMAGES. THE PARTIES AGREE THAT THE DEPOSIT IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369 BUT SHALL BE TREATED AS LIQUIDATED DAMAGES PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO LIMIT PURCHASER’S LIABILITY TO SELLER (A) WITH RESPECT TO ANY INDEMNIFICATION OR OTHER PROVISION OF THIS AGREEMENT THAT SURVIVES THE CLOSING OR TERMINATION OF THIS AGREEMENT, AND SELLER SHALL RETAIN ALL RIGHTS AND REMEDIES, AT LAW OR IN EQUITY, WITH RESPECT TO THOSE PROVISIONS, AND (B) IN THE EVENT THAT, FOLLOWING ANY TERMINATION OF THIS AGREEMENT, PURCHASER OR ANY PARTY AFFILIATED WITH PURCHASER ASSERTS ANY CLAIMS OR RIGHTS TO THE PROPERTY THAT MIGHT DELAY OR PREVENT SELLER FROM HAVING CLEAR, INDEFEASIBLE AND MARKETABLE TITLE TO THE PROPERTY.

Initials of Seller:	Initials of Purchaser:

11.3    Rights after Closing. After Closing, Seller and Purchaser shall, subject to the terms and conditions of this Agreement, have such rights and remedies as are available at law or in equity, with respect to those provisions and claims that expressly survive Closing, except that neither Seller nor Purchaser shall be entitled to recover from the other punitive, consequential, indirect or special damages.

11.4    Survival. The provision of this Section 11 shall survive the Closing or termination of this Agreement for any cause.

12.    MISCELLANEOUS

12.1    Assignment. Purchaser shall not assign its rights or delegate its obligations hereunder without the prior written consent of Seller, which consent may be granted, conditioned or withheld in its sole and absolute discretion; provided, however, that Purchaser shall be permitted to assign its rights and obligations under this Agreement to an entity owned or controlled, in whole or in part, by Purchaser or an affiliate of Purchaser, or to a limited partnership or limited liability company in which Purchaser serves as the general partner, manager or member, as applicable, so long as it is permitted by Lender, without Seller’s consent, provided Seller is given evidence of such assignment, the existence and good standing of the assignee, and Purchaser’s interest, as general partner, manager or member, in the assignee. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, devisees, executors, administrators, legal representatives, successors and assigns. In connection with any approved or permitted assignment, the assignee shall assume the assignor’s obligations hereunder, but assignor shall nevertheless remain jointly and severally liable with the assignee therefor. The provisions of this Section 12.1 shall survive the Closing or termination of this Agreement.

12.2    Entire Agreement. This document represents the final and complete agreement between the parties with respect to the subject matter hereof and supersedes all other prior or contemporaneous agreements, communications or representations, whether oral or written, express or implied. The parties acknowledge and agree that they may not and are not relying on any representation, promise, inducement, or other statement, whether oral or written and by whomever made, that is not contained expressly in this Agreement. This Agreement may only be modified by a written instrument signed by representatives authorized to bind both parties. Oral modifications are unenforceable.

12.3    Time. Time is of the essence of this Agreement. In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which the period of time runs shall be excluded, and the last day of such period shall be included, unless it is a Saturday, Sunday, or legal holiday, in which case the period shall be deemed to run until the end of the next day which is not a Saturday, Sunday, or legal holiday.

12.4    Notices. All notices and any other communications permitted or required under this Agreement must be in writing and will be effective (i) immediately upon delivery in person or by facsimile, provided delivery is made during regular business hours or receipt is acknowledged by a person reasonably believed by the delivering party to be employed by the recipient; or (ii) the next business day after timely deposit with a commercial courier or delivery service for overnight delivery, provided delivery is made during regular business hours or receipt is acknowledged by a person reasonably believed by the delivering party to be employed by the recipient; or (iii) the date indicated on the return receipt if deposited with the United States Postal Service, certified mail, return receipt requested, postage prepaid. The inability to deliver because of a changed address of which no notice was given, or rejection or other refusal to accept any notice, shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept. Any notice to be given by any party hereto may be given by the counsel for such party. All notices must be properly addressed and delivered to the parties at the addresses set forth below, or at such other addresses as either party may subsequently designate by written notice given in the manner provided in this Section:

If to Seller:	ECI Washington LLC c/o Embarcadero Capital Partners 1301 Shoreway Road, Suite 250 Belmont CA 94002-4151 Attention: Eric Yopes Telephone: (650) 373-1613 Facsimile: (650) 373-1617

With a copy to:	Farella Braun + Martel LLP 235 Montgomery Street San Francisco, CA 94111 Attention: Gregory B. Shean Telephone: (415) 954-4957 Facsimile: (415) 954-4480

If to Purchaser:	Hudson Pacific Properties, L.P. 11601 Wilshire Blvd., Suite 1600 Los Angeles, CA 90025 Attention: Victor Coleman Telephone: (310) 445-5700 Facsimile: (310) 445-5710

With a copy to:	Elkins Kalt Weintraub Reuben Gartside LLP 1800 Century Park East, 7th Floor Los Angeles, CA 90067 Attention: Scott M. Kalt, Esq. Telephone: (310) 746-4400 Facsimile: (310) 746-4499

12.5    Law. This Agreement is entered into and shall be governed by and construed in accordance with the laws of the State of California (without giving effect to its choice of law principles). The parties agree that all suits or actions of any kind brought to interpret or enforce the terms of, or otherwise arising out of or relating to, this Agreement shall be filed and litigated solely in the state or federal courts in Los Angeles, California. Each party hereby consents to the personal and subject matter jurisdiction of said courts.

12.6    No Recordation. Neither this Agreement nor any memorandum thereof shall be recorded against the Property. The provisions of this Section 12.6 shall survive the termination of this Agreement for any cause.

12.7    Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and is intended to be binding when all parties have delivered their signatures to the other parties. Signatures may be delivered by facsimile transmission or by e-mail in a portable document format (pdf). All counterparts shall be deemed an original of this Agreement.

12.8    Waiver. No consent or waiver by either party to or of any breach or non-performance of any representation, condition, covenant or warranty shall be enforceable unless in a writing signed by the party entitled to enforce performance, and such signed consent or waiver shall not be construed as a consent to or waiver of any other breach or non-performance of the same or any other representation, condition, covenant, or warranty.

12.9    Severability. If any term, covenant or condition of this Agreement or its application to any person or circumstances shall be held to be illegal, invalid or unenforceable, the remainder of this Agreement or the application of such term or provisions to other persons or circumstances shall not be affected, and each term hereof shall be legal, valid and enforceable to the fullest extent permitted by law, unless an essential purpose of this Agreement would be defeated by the loss of the illegal, unenforceable, or invalid provision. In the event of such partial invalidity, the parties shall seek in good faith to agree on replacing any such legally invalid provisions with valid provisions which, in effect, will, from an economic viewpoint, most nearly and fairly approach the effect of the invalid provision and the intent of the parties in entering into this Agreement.

12.10    Jury.

12.10.1.    TO THE EXTENT PERMITTED BY LAW, THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER REGARDING ANY MATTERS ARISING OUT OF THIS AGREEMENT.

12.10.2.    Each of the parties hereto prefer that any dispute between them be resolved in litigation subject to the jury trial waiver set forth in Section 12.10.1 herein, but the California Supreme Court in Grafton Partners L.P. v. Superior Court has held such pre-dispute jury trial waivers are unenforceable under California law. Each of the parties hereto agree that the provisions of Section 12.10.2-.9 shall be applicable until such pre-dispute jury trial waivers are deemed enforceable under California law or unless any dispute between them is brought before a court that is not applying California law.

12.10.3.    Any controversy, dispute or claim (each, a “Claim”) arising out of or relating to this Agreement will be resolved by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor sections, which shall constitute the exclusive forum for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Venue for the reference proceeding will be in the Superior Court or Federal District Court in the County or District where the Real Property is located (the “Court”).

12.10.4.    The single referee shall be a retired Judge or Justice selected by mutual written agreement of the parties. If the parties do not agree, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. The referee shall be appointed to sit with all the powers provided by law. Pending appointment of the referee, the Court has power to issue temporary or provisional remedies.

12.10.5.    The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

12.10.6.    Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding.

12.10.7.    The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, provide all temporary or provisional remedies, enter equitable orders that will be binding on the parties and rule on any motion authorized to be filed in a court, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision pursuant to CCP §644 and the referee’s decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court. The final judgment or order entered by the Court is fully appealable as provided by law. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

12.10.8.    If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or Justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

12.10.9.    THE PARTIES RECOGNIZE AND AGREE THAT ALL DISPUTES RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE

OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY DISPUTE BETWEEN THEM WHICH ARISES OUT OF OR IS RELATED TO THIS AGREEMENT.

12.11    Further Assurances. Each party agrees to perform, execute and deliver, on and after the Closing, such further actions and documents as may be reasonably necessary or requested to more fully effectuate the purposes, terms and intent of this Agreement and the conveyances contemplated herein, provided that such documents are consistent with the terms of this Agreement, and do not increase Seller’s or Purchaser’s obligations hereunder or subject Seller or Purchaser to additional liability not otherwise contemplated by his Agreement.

12.12    Attorneys’ Fees. In the event of any litigation or binding arbitration between the parties, whether based on contract, tort or other cause of action or involving bankruptcy or similar proceedings, in any way related to this Agreement or the Property, the non-prevailing party shall pay to the prevailing party all reasonable attorneys’ fees and costs and expenses of any type, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including arbitration proceedings, any appeals and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment. The “prevailing party” shall be determined based upon an assessment of which party’s major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision, after any appeals, or otherwise) over the other party’s major arguments or positions on major disputed issues. Any fees and costs incurred in enforcing a judgment shall be recoverable separately from any other amount included in the judgment and shall survive and not be merged in the judgment.

12.13    Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto. The captions preceding the text of each Section are included for convenience of reference only and shall be disregarded in the construction and interpretation of this agreement. Unless the context clearly requires otherwise, (i) the plural and singular numbers shall each be deemed to include the other; (ii) the masculine, feminine, and neuter genders shall each be deemed to include the others; (iii) “shall,” “will,” or “agrees” are mandatory, and “may” is permissive; (iv) “or” is not exclusive; (v) “includes” and “including” are not limiting; and (vi) “days” means calendar days unless specifically provided otherwise. All Recitals and Exhibits referred to in this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement.

12.14    No Third-Party Beneficiaries. This Agreement shall benefit only Purchaser and Seller, and their permitted successors and assigns, and no other person or entity shall have any rights hereunder.

12.15    Purchaser Reports. If for any reason Purchaser does not consummate the Closing (other than a default by Seller), then Purchaser shall, upon Seller’s request and at no cost to Seller, provide copies of any and all studies, reports, surveys and other information, data and/or documents relating to the Property or any part thereof prepared for Purchaser by third parties, subject to the right of such third party to consent to such delivery (provided that Purchaser shall make a reasonable, good faith effort to obtain such consent). Purchaser’s delivery of such reports shall be without any representations or warranties whatsoever as to the matters set forth therein, and Seller shall not be entitled to rely on any such reports. The provisions of this Section 12.15 shall survive termination of this Agreement.

12.16    Reporting Person. In order to comply with information reporting requirements of Section 6045(e) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, the parties agree (i) to execute an IRS Form 1099-S Designation Agreement to designate the Title Company as the party who shall be responsible for reporting the contemplated sale of the Property to the Internal Revenue Service (the “IRS”) on IRS Form 1099-S and (ii) to provide the Title Company with the information necessary to complete Form 1099-S.

12.17    Limitation Of Liability. Notwithstanding anything to the contrary contained herein, if Closing shall have occurred (and Purchaser shall not have waived, relinquished or released any applicable rights in further limitation), the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith) (collectively, the “Contract Liabilities”) shall not exceed (i) Five Hundred Thousand Dollars ($500,000) with regard to a claim under this Section 12.17 contemplated by Section 8.2 above, or (ii) One Million Dollars ($1,000,000) in all other cases; provided that in no event shall Seller be liable for any Contract Liabilities (other than for a claim under Section 6.3 above or under the Assignment of Leases or Assignment of Contracts) unless the aggregate amount of such liabilities exceeds $50,000, in which event Seller shall be liable for the full amount of such Contract Liabilities (from dollar one) up to the $500,000 or $1,000,000 limitation, as applicable, set forth above. No constituent partner or member in Seller, nor any person, trust or entity that becomes a constituent partner or member in Seller, nor any partner, member, manager, shareholder, director, officer, employee, beneficiary, trustee or agent of any of the foregoing, shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment to any of the foregoing made at any time or times, heretofore or hereafter, and Purchaser and its successors and assigns and, without limitation, all other persons and entities, shall look solely to the assets of Seller for the payment of any claim or for any performance, and Purchaser, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Except for the rights and remedies of Purchaser expressly set forth in this Agreement, it is expressly understood and agreed that notwithstanding any applicable law to the contrary, Seller shall not have any liability for any claim, cause of action or other liability arising out of or relating to this Agreement or the Property whether based on contract, common law, statute, equity or otherwise (subject, however, to Purchaser’s right to recover Purchaser’s reasonable attorneys’ fees and court costs pursuant to Section 12.12).

12.18    Public Notices. Subject to the provisions of Section 5.1.3 hereof, any press release and other public notice to be released by either party hereto disclosing the consummation of the transactions contemplated hereby shall first be submitted to the other party for review and comment, and each party shall reasonably cooperate in addressing the concerns of the other with respect to the nature and content of such disclosure (except and to the extent any such disclosure may be required by law).

12.19    Authority. The individuals executing this Agreement on behalf of Seller and Purchaser individually represent and warrant that he or she has been authorized to do so and has the power to bind the party for whom they are signing.

12.20    Cooperation with Purchaser’s Auditors and SEC Filing Requirements. Upon reasonable prior written notice to Seller, Seller shall, at no cost to Seller, reasonably cooperate with Purchaser to provide Purchaser access to such factual information concerning the operation of the Property as may be reasonably requested by Purchaser, and in the possession or control of Seller, or its property manager or accountants, to enable Purchaser or its affiliates to prepare audited financial statements as may be required by the Securities and Exchange Commission (“SEC”). Upon reasonable prior written notice to Seller and on other terms reasonably acceptable to Seller, at Purchaser’s sole cost and expense, Seller shall allow Purchaser’s auditor (Ernst & Young LLP or any successor auditor selected by Purchaser) to conduct an audit of the statement of revenue and expenses of the Property and shall reasonably cooperate (at no cost to Seller) with Purchaser’s auditor in the conduct of such audit and review, and, if required by Purchaser’s auditor, in connection with such audit and review, deliver to Purchaser’s auditor a representation letter in the form attached hereto as Exhibit M with respect to the period of time during which Seller owned the Property in calendar years 2009 and 2010. The obligations of Seller under this Section 12.20 shall survive the Closing for a period of six (6) months after the last day of the calendar year in which Closing occurred.

12.21    Conditional Delivery. The submission by Seller to Purchaser of this Agreement in unsigned form shall be deemed to be a submission solely for Purchaser’s consideration and not for acceptance and execution. Such submission shall have no binding force and effect, shall not constitute an option, and shall not confer any rights upon Purchaser or impose any obligations upon Seller irrespective of any reliance thereon, change of position or partial performance. The submission by Seller of this Agreement for execution by Purchaser and the actual execution and delivery thereof by Purchaser to Seller shall similarly have no binding force and effect on Seller unless and until Seller has executed and delivered a counterpart of this Agreement to Purchaser and the good funds constituting the Deposit have been actually received by Title Company.

[Signatures on following page.]

IN WITNESS WHEREOF, this Agreement was executed on the day and year first above written.

SELLER				PURCHASER:

ECI WASHINGTON LLC,				HUDSON PACIFIC PROPERTIES, L.P.,
a Delaware limited liability company				a Maryland limited partnership

By:	Embarcadero Capital Investors LP, a Delaware limited partnership, its sole member			By:	Hudson Pacific Properties, Inc., a Maryland corporation

	By:	Embarcadero Capital Partners LLC,			By:	/s/ Howard Stern
		a Delaware limited liability company,			Name:	Howard Stern
		its sole general partner			Title:	President

		By:	/s/ Eric Yopes
Name: Eric Yopes
Title: Manager

S-1

EXHIBITS

Exhibit	Title	Page No.

A	Legal Description	A-1
B	Form of Tenant Estoppel Letter	B-1
C	Bill of Sale	C-1
D	Letter to Tenants	D-1
E	Assignment and Assumption of Leases and Security Deposits	E-1
F	Assignment and Assumption of Contracts	F-1
G	Assignment of Intangibles	G-1
H	Leases	H-1
I	Contracts	I-1
J	Disclosure Schedule	J-1
K	Due Diligence Items Delivered	K-1
L	List of Tangible Personal Property	L-1
M	Representation Letter	M-1

EXHIBIT A

LEGAL DESCRIPTION

Real property in the City of Culver City, County of Los Angeles, State of California, described as follows:

PARCEL 1:

LOT 19, BLOCK “B” OF TRACT NO. 5747, IN THE CITY OF CULVER CITY, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 67 PAGE 53 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 2:

THAT PORTION OF THE 120.58 ACRE TRACT ALLOTTED TO GREGORIA TALAMANTES, IN THE RANCHO LA BALLONA, BY DECREE OF PARTITION ENTERED MAY 14, 1868 IN ACTION ENTITLED: “JOHN D. YOUNG, ET AL, VS. YGNACIO MACHADO, ET AL.”, CASE NO. 965 OF THE DISTRICT COURT OF THE FIRST JUDICIAL DISTRICT, IN THE CITY OF CULVER CITY, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA. DESCRIBED AS FOLLOWS:

BEGINNING AT THE POINT WHERE THE EASTERLY LINE OF SAID ALLOTMENT CROSSES THE SOUTHERLY LINE OF WASHINGTON STREET, SAID POINT ALSO BEING THE MOST NORTHERLY CORNER OF THE TRACT OF LAND SHOWN AS LOT “A” ON THE MAP RECORDED IN BOOK 7 PAGE 49 OF RECORD OF SURVEYS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY; THENCE ALONG SAID SOUTHERLY LINE OF WASHINGTON STREET, SOUTH 41° 58’ WEST 128.27 FEET TO AN ANGLE IN THE SOUTHERLY LINE OF SAID STREET; THENCE STILL ALONG THE SOUTHERLY LINE OF WASHINGTON STREET, SOUTH 25° 1’ 30” WEST 219.74 FEET; THENCE SOUTH 32° 59’ 30” EAST 410 FEET; THENCE NORTH 57° EAST 310.25 FEET, MORE OR LESS, TO THE EASTERLY LINE OF SAID ALLOTMENT; THENCE ALONG SAID EASTERLY LINE OF SAID ALLOTMENT, NORTH 33° WEST 559.63 FEET, MORE OR LESS, TO THE POINT OF BEGINNING.

EXCEPT ANY PORTION THEREOF INCLUDED WITHIN THE LINES OF TRACT NO. 7432, AS PER MAP RECORDED IN BOOK 83 PAGE 67 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 3:

THAT PORTION OF THE 120.58 ACRE TRACT OF GREGORIA TALAMANTES, IN THE RANCHO LA BALLONA, IN THE CITY OF CULVER CITY, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PARTITIONED IN CASE NO. 965, DISTRICT COURT, DESCRIBED AS FOLLOWS:

A-1

BEGINNING AT THE INTERSECTION OF THE SOUTHEASTERLY LINE OF WASHINGTON STREET, NOW WASHINGTON BOULEVARD, 60 FEET WIDE, AS SHOWN ON THE MAP OF TRACT NO. 5747, RECORDED IN BOOK 67 PAGE 53 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, WITH THE NORTHWESTERLY PROLONGATION OF THE NORTHEASTERLY LINE OF LOT 19, BLOCK “B” OF SAID TRACT NO. 5747; THENCE TO AND ALONG SAID NORTHEASTERLY LINE, SOUTH 33° 17’ 55” EAST 378.62 FEET TO THE MOST WESTERLY CORNER OF LOT 80 OF TRACT NO. 7432, AS SHOWN ON THE MAP RECORDED IN BOOK 83 PAGE 67 OF SAID MAP RECORDS; THENCE ALONG THE NORTHWESTERLY LINE OF SAID LOT 80, NORTH 56° 42’ 05” EAST 50 FEET, MORE OR LESS, TO THE SOUTHWESTERLY LINE OF THE LAND DESCRIBED IN THE DEED TO D. OLIA MITCHUM, ET AL., RECORDED IN BOOK 19851 PAGE 221 OF OFFICIAL RECORDS OF SAID COUNTY; THENCE ALONG SAID SOUTHWESTERLY LINE, NORTH 33° 17’ 55” WEST 409.75 FEET, MORE OR LESS, TO SAID SOUTHEASTERLY LINE OF WASHINGTON STREET, 60 FEET WIDE; THENCE ALONG SAID SOUTHEASTERLY LINE, SOUTH 24° 47’ 45” WEST 58.90 FEET, MORE OR LESS, TO THE POINT OF BEGINNING.

APN: 4208-025-018 and 4208-024-002 and 4208-024-001

A-2

EXHIBIT B

TENANT ESTOPPEL CERTIFICATE

TO	[Purchaser ]	[Lender ]

Re: Suite                     ,                     ,                      (the “Premises”)

This estoppel certificate is delivered by the undersigned (“Tenant”) to                      (“Purchaser”) in connection with its contemplated purchase of certain real property commonly known as                     ,                      (the “Property”) from                      (“Landlord”). Tenant hereby certifies the following information on which Purchaser may rely in connection with its purchase of the Property:

1.    The undersigned is the tenant in possession of the Premises under a written lease with Landlord, dated                     ,         , [as amended by                     ], which lease [as amended] (the “Lease”) is in full force and effect and each provision of which is binding on Tenant in accordance with its terms. The Lease has not been modified or amended in writing or orally or by course of conduct, except as specifically set forth above, and contains the entire understanding and agreement between Tenant and Landlord concerning the Premises. A true, complete and accurate copy of the Lease is attached hereto as Exhibit A.

2.    The Premises consist of approximately                      [net rentable] or [gross] square feet of [office] [retail] space.

3.    The current fixed term of the Lease commenced on                      and terminates on                     .

4.    Current monthly base rent under the Lease is             . [Percentage rent of              is due [annually or quarterly]]. Base rent has been paid through the period ending                     . As of the date hereof, Tenant has no existing right to free rent, partial rent, rent rebate, credit for improvements, rent abatement, or other rental concessions or any right to payments from Landlord to Tenant except as follows:                     .

5.    The Lease requires Tenant to pay its pro rata share of increases in real estate taxes and operating expenses for the Property and appurtenant property over the [base year              real estate taxes and operating expenses of $            ] or [expense stop of $            ]. Tenant’s pro rata share is             . For the calendar year         , Tenant is obligated to pay monthly estimated amounts for real estate tax and operating expense increases of $            , and has paid such estimates through the period ending                     . Tenant is owed no refund of real estate taxes or operating expense payments made for prior calendar years. The Lease also requires Tenant to pay directly to the utility provider electrical charges relating to the Premises

and Tenant’s latest monthly payment to such utility provider, covering the period ending                     , was $            .

6.    Tenant has no option to extend or to renew the term of the Lease, except as follows:

                                                                                                                                                                                                                 .

7.    The Lease contains no right of first refusal or offer to lease additional space, option to expand, option to terminate the Lease, or right of first refusal or offer or option to purchase the Property or any interest therein, except as follows:

                                                                                                                                                                                                                 .

8.    [The actual cash amount of the security deposit currently held by Landlord is $            .] [Landlord currently holds a letter of credit issued by                      in the amount of $             to secure Tenant’s obligations under the Lease.] Landlord holds no other funds for Tenant’s account.

9.    Tenant is not, and to the best of Tenant’s knowledge Landlord is not, in default under any provision of the Lease nor has any event occurred which with the passage of time or giving of notice, or both, would constitute a default on the part of Tenant or Landlord, both parties having fully performed the obligations required to be performed by each party thereunder through the date hereof, except as follows:

                                                                                                                                                                                                . Tenant asserts no claim of default against Landlord or any other person or offset or defense against the payment of rent or other charges payable by Tenant or the performance of any other obligations by Tenant under the Lease, except as follows:

                                                                                                                                                                                .

10.    The Premises have been delivered to Tenant in accordance with the terms of the Lease, Tenant has accepted the Premises, and Landlord has fully completed all construction and improvements to the Premises required to be completed by Landlord under the Lease. Landlord has fulfilled all obligations to finance or provide an allowance for improvements to the Premises.

11.    The Lease entitles Tenant to the [non-exclusive] or [exclusive] use of              parking spaces at the Property.

12.    Tenant has not assigned its rights under the Lease or sublet any portion of the Premises.

13.    There are no actions, whether voluntary or otherwise, pending against Tenant under any insolvency, bankruptcy or other debtor relief laws of the United States or of any state.

14.    All insurance required of Tenant under the Lease has been obtained by Tenant and all premiums have been paid.

15.    Tenant has not assigned, hypothecated, granted a security interest or pledged its interest in the Lease to any person or entity.

16.    Tenant’s current address for Notices is:

The statements made herein shall be binding upon us, our successors and assigns, and shall inure to your benefit and the benefit of your successors and assigns. The officers executing this letter have been duly empowered to do so on behalf of the undersigned.

You may consider this certificate and the information contained herein accurate as of any date that is within 45 days after the date hereof set forth below, except to the extent we notify you in writing at your address set forth above of changes to the within-described information.

Dated:

Very truly yours,

,
a

By:
Name:
Its:

EXHIBIT C

BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale”) is executed as of the      day of                     ,         , by ECI WASHINGTON LLC, a Delaware limited liability company (“Seller”), in favor of                     , a                      corporation (“Purchaser”).

1.    Real Property. The “Real Property” shall mean the real property located in the County of Los Angeles, State of California, legally described in Exhibit A attached to this Bill of Sale, together with the building, structures and other improvements located thereon.

2.    Personal Property. The “Personal Property” shall mean all furnishings, equipment and other tangible personal property owned by Seller that are necessary for the operation of the Real Property and that are located on the Real Property, including, without limitation, those certain articles of personal property which are described in Exhibit B attached to this Bill of Sale.

3.    Sale. For good and valuable consideration received by Seller, the receipt and sufficiency of which are hereby acknowledged, Seller hereby sells, assigns and transfers the Personal Property to Purchaser. Seller covenants and agrees to warrant and forever defend title to the Personal Property listed on Exhibit B unto Purchaser, its successors and assigns against all claims arising by or through Seller, but not otherwise.

4.    Power and Authority. Seller represents and warrants to Purchaser that it is fully empowered and authorized to execute and deliver this Bill of Sale, and the individuals signing this Bill of Sale on behalf of Seller each represents and warrants to Purchaser that he or she is fully empowered and authorized to do so.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale the day and year first above written.

SELLER

,
a

By:

Name:

Title:

C-1

EXHIBIT D

LETTER TO TENANTS

                    ,

Re:

Ladies and Gentlemen:

You are hereby notified that:

1.    As of the date hereof,                                          has sold the above-referenced property to                                          (“New Owner”).

2.    Future notices and payments with respect to your lease should be made to the New Owner at an address which will be given to you by the New Owner by separate correspondence.

Very truly yours,

By:

D-1

EXHIBIT E

ASSIGNMENT AND ASSUMPTION

OF LEASES AND SECURITY DEPOSITS

THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS (this “Assignment”) is entered into as of the      day of                     ,         , between ECI WASHINGTON LLC, a Delaware limited liability company (“Assignor”), and                     , a                      (“Assignee”).

1.    Property. The “Property” means the real property located in the County of Los Angeles, State of California legally described in Exhibit A attached to this Assignment, together with the building, structures and other improvements located thereon.

2.    Leases. The “Leases” means those leases and occupancy agreements (and guarantees thereof) affecting the Property which are described in Exhibit B attached to this Assignment.

3.    Security Deposits. “Security Deposits” means those security deposits (including any letters of credit) set forth on Exhibit B.

4.    Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Leases and the Security Deposits.

5.    Assumption. Assignee hereby accepts such assignment and assumes the obligations of Assignor as lessor under the Leases which accrue and are attributable to the period from and after the date of this Assignment, but not otherwise.

6.    Power and Authority. Assignor and Assignee hereby each represents and warrants to the other that it is fully empowered and authorized to execute and deliver this Assignment, and the individuals signing this Assignment on behalf of Assignor and Assignee hereby represent and warrant that he or she is fully empowered and authorized to do so.

7.    Indemnity. Assignor agrees to indemnify, protect and defend Assignee against and hold Assignee harmless from any and all liabilities, claims, suits, losses, damages and expenses, including, without limitation, reasonable attorneys’ fees and defense costs, relating to, arising from or in connection with the No-Estoppel Leases based on actions, facts, or circumstances occurring or existing prior to the date hereof. Assignee agrees to indemnify, protect and defend Assignor against and hold Assignor harmless from any and all liabilities, claims, suits, losses, damages and expenses, including, without limitation, reasonable attorneys’ fees and defense costs, relating to, arising from or in connection with the No-Estoppel Leases based on actions, facts or circumstances occurring from and after the date hereof. “No-Estoppel Leases” shall mean Leases for which Assignee, prior to its acquisition of the Property, either (i)

E-1

did not receive an estoppel certificate from the tenant thereunder, or (ii) received an estoppel certificate that alleged a default by or claim against the landlord under the Lease.

8.    Attorneys’ Fees. In the event of any dispute between the parties, whether based on contract, tort or other cause of action or involving bankruptcy or similar proceedings, in any way related to this Assignment or the Property, the non-prevailing party shall pay to the prevailing party all reasonable attorneys’ fees and costs and expenses of any type, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including arbitration proceedings, any appeals and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment. The “prevailing party” shall be determined based upon an assessment of which party’s major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision, after any appeals, or otherwise) over the other party’s major arguments or positions on major disputed issues. Any fees and costs incurred in enforcing a judgment shall be recoverable separately from any other amount included in the judgment and shall survive and not be merged in the judgment.

9.    Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, legal representatives, successors and assigns.

10.    Counterparts. This Assignment may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and is intended to be binding when all parties have delivered their signatures to the other parties. Signatures may be delivered by facsimile transmission or by e-mail in a portable document format (pdf). All counterparts shall be deemed an original of this Assignment.

11.    Governing Law. This Assignment shall be governed and interpreted in accordance with the laws of the State of California.

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment the day and year first above written.

ASSIGNOR		ASSIGNEE

	,		,
a		a

By:		By:

Name:		Name:

Title:		Title:

E-2

EXHIBIT F

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this “Assignment”) is entered into as of the      day of                     ,         , between ECI WASHINGTON LLC, a Delaware limited liability company (“Assignor”), and                     , a                      (“Assignee”).

1.    Property. The “Property” means the real property located in the County of Los Angeles, State of California, legally described in Exhibit A attached to this Assignment, together with the building, structures and other improvements located thereon.

2.    Contracts. “Contracts” means those agreements which are listed on Exhibit B attached to this Assignment.

3.    Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Contracts.

4.    Assumption. Assignee hereby accepts such assignment and assumes the obligations of Assignor under the Contracts which accrue and are attributable to the period from and after the date of this Assignment, but not otherwise.

5.    Power and Authority. Assignor and Assignee hereby each represents and warrants to the other that it is fully empowered and authorized to execute and deliver this Assignment, and the individuals signing this Assignment on behalf of Assignor and Assignee hereby represent and warrant that he or she is fully empowered and authorized to do so.

6.    Indemnity. Assignor agrees to indemnify, protect and defend Assignee against and hold Assignee harmless from any and all liabilities, claims, suits, losses, damages and expenses, including, without limitation, reasonable attorneys’ fees and defense costs, relating to, arising from or in connection with the Contracts based on actions, facts, or circumstances occurring or existing prior to the date hereof. Assignee agrees to indemnify, protect and defend Assignor against and hold Assignor harmless from any and all liabilities, claims, suits, losses, damages and expenses, including, without limitation, reasonable attorneys’ fees and defense costs, relating to, arising from or in connection with the Contracts based on actions, facts or circumstances occurring from and after the date hereof.

7.    Attorneys’ Fees. In the event of any dispute between the parties, whether based on contract, tort or other cause of action or involving bankruptcy or similar proceedings, in any way related to this Assignment or the Property, the non-prevailing party shall pay to the prevailing party all reasonable attorneys’ fees and costs and expenses of any type, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including arbitration proceedings, any appeals and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment.

F-1

The “prevailing party” shall be determined based upon an assessment of which party’s major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision, after any appeals, or otherwise) over the other party’s major arguments or positions on major disputed issues. Any fees and costs incurred in enforcing a judgment shall be recoverable separately from any other amount included in the judgment and shall survive and not be merged in the judgment.

8.    Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, legal representatives, successors and assigns.

9.    Counterparts. This Assignment may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and is intended to be binding when all parties have delivered their signatures to the other parties. Signatures may be delivered by facsimile transmission or by e-mail in a portable document format (pdf). All counterparts shall be deemed an original of this Assignment.

10.    Governing Law. This Assignment shall be governed and interpreted in accordance with the laws of the State of California.

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment the day and year first above written.

ASSIGNOR		ASSIGNEE

	,		,
a		a

By:		By:

Name:		Name:

Title:		Title:

F-2

EXHIBIT G

ASSIGNMENT OF INTANGIBLES

THIS ASSIGNMENT OF INTANGIBLES (this “Assignment”) is made as of the      of                     ,         , by ECI WASHINGTON LLC, a Delaware limited liability company (“Assignor”), in favor of                     , a                      (“Assignee”).

1.    Property. The “Property” means the real property located in the County of Los Angeles, State of California, legally described in Exhibit A attached to this Assignment, together with the building, structures and other improvements located thereon.

2.    Intangibles. “Intangibles” means all of the Property (as such term is defined in that certain Purchase and Sale Agreement dated                     , 2010 between Assignor, as Seller, and Assignee [or                     , its predecessor], as Purchaser), which has not otherwise been conveyed, sold, transferred or assigned by Assignor to Assignee by other instruments executed and delivered this date by and between Assignor and Assignee.

3.    Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Intangibles.

4.    Power and Authority. Assignor represents and warrants to Assignee that it is fully empowered and authorized to execute and deliver this Assignment, and the individual signing this Assignment on behalf of Assignor represents and warrants to Assignee that he or she is fully empowered and authorized to do so.

5.    Attorneys’ Fees. In the event of any dispute between the parties, whether based on contract, tort or other cause of action or involving bankruptcy or similar proceedings, in any way related to this Assignment or the Property, the non-prevailing party shall pay to the prevailing party all reasonable attorneys’ fees and costs and expenses of any type, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including arbitration proceedings, any appeals and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment. The “prevailing party” shall be determined based upon an assessment of which party’s major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision, after any appeals, or otherwise) over the other party’s major arguments or positions on major disputed issues. Any fees and costs incurred in enforcing a judgment shall be recoverable separately from any other amount included in the judgment and shall survive and not be merged in the judgment.

6.    Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, legal representatives, successors and assigns.

G-1

7.    Counterparts. This Assignment may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and is intended to be binding when all parties have delivered their signatures to the other parties. Signatures may be delivered by facsimile transmission or by e-mail in a portable document format (pdf). All counterparts shall be deemed an original of this Assignment.

8.    Governing Law. This Assignment shall be governed and interpreted in accordance with the laws of the State of California.

IN WITNESS WHEREOF, Assignor has executed and delivered this Assignment the day and year first above written.

ASSIGNOR

,
a

By:

Name:

Title:

G-2

EXHIBIT H

LEASES

1.	Lease Agreement between ECI Washington LLC and All3Media Limited, dated June 7, 2010
2.	Lease Agreement between Ten 9 Fifty, LLC and Crescent Bay Software Corp., dated June 24, 2003
a.	First Amendment to Lease between ECI Washington LLC and Crescent Bay Software Corp., dated May 4, 2006
b.	Second Amendment to Lease between ECI Washington LLC and Crescent Bay Software Corp., dated June 1, 2010
3.	Lease Agreement between Ten 9 Fifty, LLC and D-Two Design, dated October 31, 2001
a.	First Amendment to Lease between ECI Washington LLC and Danica Derpic d/b/a D-Two Design, dated January 23, 2008
4.	Lease Agreement between ECI Washington LLC and David K. Larkins, INC. d/b/a/ LRM, LTD., dated May 27, 2005
a.	First Amendment to Lease between ECI Washington LLC and David K. Larkins, INC. d/b/a/ LRM, LTD., dated July 5, 2005
b.	Second Amendment to Lease between ECI Washington LLC and David K. Larkins, INC. d/b/a/ LRM, LTD., dated November 18, 2005
5.	Lease Agreement between Ten 9 Fifty, LLC and NFL Enterprises, LLC, dated June 20, 2003
a.	First Amendment to Lease between ECI Washington LLC and NFL Enterprises, LLC, dated January 1, 2005
b.	Second Amendment to Lease between ECI Washington LLC and NFL Enterprises, LLC, dated February 9, 2006
c.	Third Amendment to Lease between ECI Washington LLC and NFL Enterprises, LLC, dated March 31, 2006
d.	Fourth Amendment to Lease between ECI Washington LLC and NFL Enterprises, LLC, dated February 9, 2007
e.	Fifth Amendment to Lease between ECI Washington LLC and NFL Enterprises, LLC, dated November 27, 2007
f.	Sixth Amendment to Lease between ECI Washington LLC and NFL Enterprises, LLC, dated January 18, 2008
g.	Seventh Amendment to Lease between ECI Washington LLC and NFL Enterprises, LLC, dated April 10, 2008
h.	Eighth Amendment to Lease between ECI Washington LLC and NFL Enterprises, LLC, dated July 31, 2008
i.	Ninth Amendment to Lease between ECI Washington LLC and NFL Enterprises, LLC, dated January 20, 2009
6.	Lease Agreement between Ten 9 Fifty, LLC and The Point Media, Inc. dated October 27, 2003
a.	First Amendment to Lease between ECI Washington LLC and The Point Media, Inc., dated July 11, 2006
7.	Lease Agreement between ECI Washington LLC and SDI Media USA, Inc., dated November 8, 2005

H-1

EXHIBIT I

CONTRACTS

1.	Service Contract between ECI Washington LLC as Owner (executed by Cushman and Wakefield of California, Inc. as Agent) and ASSI Security as Contractor, dated October 30, 2007
2.	Service Contract between Ten 9 Fifty, LLC as Owner and Atlas Broadband as Contractor, dated October 13, 2003
3.	Service Contract between ECI Washington LLC as Owner (executed by Skye Partners) and D-2 Art as Contractor, dated November 9, 2005
4.	Service Contract between ECI Washington LLC as Owner (executed by Embarcadero Realty Services LP as Managing Agent) and Detection Logic as Contractor, dated March 1, 2010
5.	Service Contract between ECI Washington LLC as Owner (executed by Cushman and Wakefield of California, Inc. as Agent) and Dewey Pest Control as Contractor, dated February 6, 2008
6.	Service Contract between ECI Washington LLC as Owner (executed by Cushman and Wakefield of California, Inc. as Agent) and Amtech Elevator Services as Contractor, dated December 11, 2007
7.	Property Management Agreement between ECI Washington LLC as Owner and Embarcadero Realty Services LP as Manager, dated July 20, 2009
8.	Service Contract between ECI Washington LLC as Owner (executed by Cushman and Wakefield of California, Inc. as Agent) and Able Engineering Services as Contractor, dated January 21, 2008
9.	Agreement between the International Union of Operating Engineers, local No. 501 as Union and the Building Owners and Managers Association of Greater Los Angeles, Incorporated as Employer, dated November 2006
10.	Service Contract between ECI Washington LLC as Owner (executed by Embarcadero Realty Services LP as Managing Agent) and HSG, Inc. as Contractor, dated April 2010
11.	Service Contract between ECI Washington LLC as Owner (executed by Cushman and Wakefield of California, Inc. as Agent) and Able Building Maintenance Company as Contractor, dated December 6, 2007
12.	Service Contract between ECI Washington LLC as Owner (executed by Embarcadero Realty Services LP as Managing Agent) and Live Art Plantscapes, Inc. as Contractor, dated August 2, 2010
13.	Service Contract between ECI Washington LLC as Owner (executed by Cushman and Wakefield of California, Inc. as Agent) and Parkview Services, Inc. as Contractor, dated June 1, 2009
14.	Service Contract between ECI Washington LLC as Owner (executed by Cushman and Wakefield of California, Inc. as Agent) and ABM Security Services as Contractor, dated December 6, 2007
15.	Service Contract between ECI Washington LLC as Owner (executed by Cushman and Wakefield of California, Inc. as Agent) and Standard Parking Corporation IL as Contractor, dated August 20, 2008
a.	First Amendment to Service Contract between ECI Washington LLC (executed by Cushman and Wakefield of California, Inc. as Agent) and Standard Parking Corporation IL as Contractor, dated November 2008

I-1

16.	Service Contract between ECI Washington LLC as Owner (executed by Embarcadero Realty Services LP as Managing Agent) and Titan Water Technology, Inc. as Contractor, dated August 2, 2010

I-2

EXHIBIT L

LIST OF TANGIBLE PERSONAL PROPERTY

Suite 204 Management Office Inventory

Herman Miller Furniture

2 — Side Tables (1/2nd fl. storage)

3 — Wood Chairs (yellow) — Marquette Collection

4 — Desk w/lg 2 drawer file and sm 3 drawer file cabinets, overhead storage cabinets and paper dividers/trays

2 — Double Lateral File Cabinets — each cabinet 36x38 w/counter top

1 — Conference Table

6 — Purple Chairs

1 — Triple Lateral File Cabinet — each cabinet 36x38 w/counter top

Various Furniture and Equipment

6 — Desk Chairs — various

6 — Wastebaskets (orange)

2 — Calculators

6 — Phoenix Designs — Purple Chairs

1 — TV w/VCR

1 — Lateral 2 drawer file cabinet

1 — 2 shelf book case

1 — Shredder

1 — Paper cutter

11 — Floor Plan racks

2 — Purple Sofa Chairs

1 — Stereo

1 — Credenza

1 — Black Decker cordless drill

4 — Spare phone

1 — Side table

1 — Desk w/return and 4 drawers

1 — Table w/2 shelves and 4 drawers

1 — Desk top computer for Building/Parking access system

1 — Pitney Bowes mail machine

1 — Laminator

1 — Key Box

1 — Step Ladder

1 — Metal Rack — 3 shelves

1 — Garbage can

1 — Microwave — Sanyo

1 — Refrigerator — Frigidaire

1 — Toaster

L-1

2 — Coffee Maker

1 — NP6045 Copier

1 — HP Laser Jet Printer

1 — OKI C3530 MFP copy/scan/fax/printer

Tool List

No.	Description

1	Cordless Drill (milwaukee)

1	Hand saw

2	Flash Lights

1	Small socket set 9 piece

1	Wristward (plumbing tool)

1	1/8 - 1 1/8 piepe cutter

1	8ft ladder

2	6ft ladder

1	Small hammer

1	Set of knee pads

1	3/8 socket set

1	Paint brush

1	Canvas Drop Cloth

2	Paint roller covers

1	Backpack blower

L-2

EXHIBIT M

REPRESENTATION LETTER

[Issuance Date]

Ernst & Young LLP

725 S. Figueroa Street

Los Angeles, CA 90017

In connection with your audit of the statements of revenues and certain expenses of the [name of company or branch, division or department] (“the Property”) for the year ended [balance sheet date(s)] and for the [period(s) then ended], we recognize that obtaining representations from us concerning the information contained in this letter is a significant procedure in enabling you to form an opinion whether the statements of revenues and certain expenses present fairly, in all material respects, the results of operations in conformity with U.S. generally accepted accounting principles as modified to conform with Regulation S-X, Rule 3-14 of the Securities and Exchange Commission (“Rule 3-14”).

Certain representations in this letter are described as being limited to matters that are material. Items are considered material, regardless of size, if they involve an omission or misstatement of accounting information that, in light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement.

Accordingly, we make the following representations, which are true to our actual current knowledge, without any duty of inquiry or investigation:

1.    We have made available to your representatives all financial records and related data for the Property for the period from January 1, 2009 to                     , 2010 which are in our possession.

2.    We are not aware of any unrecorded audit differences identified during the current audit and pertaining to the latest period presented.

3.    We have complied with all aspects of contractual agreements that would have a material effect on the statements of revenues in the event of noncompliance.

4.    We are not aware of any transactions of a material nature, individually or in the aggregate, that have not been properly recorded in the accounting records underlying the statements of revenues and certain expenses.

5.    All revenue recognized during the year ended [for the [period(s) then ended] has been realized (or is realizable) and earned.

6.    We are not aware of any notices of violations of laws or regulations whose effects should be considered for disclosure in the statements of revenues or as a basis for recording a loss contingency. We have not consulted a lawyer concerning litigation, claims, or assessments.

M-1

7.    We have no knowledge of any fraud or suspected fraud involving management or other employees who have a significant role in the Property’s internal control over financial reporting.

8.    We are not aware of any capital lease, material cooperative arrangement, or other business relationship between the Property and Ernst & Young LLP or any other member firm of the global Ernst & Young organization.

9.    We are not aware of any instances where any officer or employee of the Property has an interest in a property with which the Property do business that would be considered a “conflict of interest.”

10.    Transactions with related parties, as defined in ASC 850-10, Related Party Disclosures, and related amounts receivable or payable, including sales, purchases, loans, transfers, leasing arrangements, and guarantees, have been properly recorded and/or disclosed in the statements of revenues and certain expenses.

11.    Subsequent to [balance sheet date(s)], no events or transactions have occurred or are pending that would have a material effect on the statements of revenues at that date or for the period then ended, or that are of such significance in relation to the Property’s affairs to require mention in a note to the statements of revenues in order to make them not misleading regarding the results of operations of the Property.

This letter is being provided to you as an accommodation only, without consideration, and by its acceptance you agree that the undersigned shall have no liability whatsoever in connection with the provision of this letter or any of the statements or representations contained herein.

Very truly yours,

ECI WASHINGTON LLC, a Delaware limited liability company

By:	Embarcadero Capital Investors LP,
a Delaware limited partnership,
its sole member

	By:	Embarcadero Capital Partners LLC,
a Delaware limited liability company
its sole general partner

By:

M-2